Exhibit (c)(3)

PRIVILEGED AND CONFIDENTIAL – FOR DISCUSSION PURPOSES ONLY Valuation Date of March 31, 2017 Presentation to the Special Committee of the Board of Trustees Valuation Discussion Materials April 20, 2017

PRIVILEGED AND CONFIDENTIAL ? FOR DISCUSSION PURPOSES ONLY Important Information This presentation is strictly confidential and has been prepared by Greenhill & Co. Canada Ltd. (?Greenhill?) solely for the internal use of the Special Committee (the ?Committee?) of the Board of Trustees of Brookfield Canada Office Properties (the ?Company?) in evaluating the potential transaction involving Brookfield Property Partners L.P. and the Company described herein, and may not be used for any other purpose or copied, reproduced, distributed or passed to others at any time or be relied upon by the Company or any other person without the prior written consent of Greenhill. This presentation was prepared on a confidential basis in connection with an oral presentation to and for use by the Committee and not with a view toward complying with the disclosure standards under any applicable securities laws. This presentation is for informational purposes only, does not constitute advice and is not intended to be and does not constitute a recommendation to the Company or any other person or entity as to whether to approve or undertake any of the matters described herein or enter into any transaction. This presentation is not and should not be considered as a fairness opinion. The materials contained herein are based solely on information which has not been independently verified by Greenhill. Accordingly, Greenhill does not assume any responsibility or liability therefor. No representation or warranty, express or implied, is made in relation to the accuracy or completeness of the information presented herein or its suitability for any particular purpose. This presentation is delivered subject to the terms of our engagement letter. This presentation speaks only as of the date given, and subsequent developments may affect the information, analyses, valuations and assumptions contained herein. Greenhill does not undertake and has no obligation to update or revise the information in this presentation. Greenhill and its affiliates do not provide legal, accounting or tax advice. Each person should seek legal, accounting and tax advice based on his, her or its particular circumstances from independent advisors regarding the impact of the transactions or matters described herein. 2

PRIVILEGED AND CONFIDENTIAL ? FOR DISCUSSION PURPOSES ONLY Table of Contents 1. Executive Summary 2. BOX Overview 3. Valuation Analysis Appendix 3

PRIVILEGED AND CONFIDENTIAL ? FOR DISCUSSION PURPOSES ONLY Executive Summary Situation Overview and Transaction Background Brookfield Canada Office Properties (“BOX” or the ?Company”) is a public real estate investment trust that owns 27 premier office properties in Canada Brookfield Property Partners (“BPY”) currently owns approximately 83.1% of BOX BPY?s majority ownership position in BOX (and its predecessor companies) can be traced back to the early 2000s On January 23, 2017, BPY proposed a $30.10 per unit, all-cash acquisition of the publicly traded units of BOX it does not already own (represents a ~16.9% interest) Greenhill delivered its preliminary valuation on March 24, 2017 On April 17, 2017, BPY increased its offer to $32.50 per unit in cash, which represents an 8.0% increase from the initial offer On January 23, 2017, BPY announced a proposal to acquire the 15.8 million units, or 16.9%, of BOX it does not already own for $30.10 per unit, in cash (the ?Initial Offer?) Represented a 14.0% premium to BOX?s pre-announcement 30-day VWAP and a 14.8% premium to the unit price on January 20, 2017, 1-day pre-announcement (the ?Unaffected Price?) Institutional unitholders representing 23% of the unaffiliated minority unitholders agreed to support the proposal BPY asked the Board of Trustees of BOX to begin a process to review the proposal and appoint a special independent committee to commission an independent valuation of BOX’s units On February 17, 2017, Greenhill & Co. (“Greenhill”) was engaged as financial advisor to the Special Committee Greenhill provided a preliminary valuation (delivered on March 24, 2017) of the units of BOX in accordance with the requirements of Multilateral Instrument 61-101 Protection of Minority Security Holders in Special Transactions (“MI 61-101”) of the Ontario Securities Commission and the Autorit? des march?s financiers Following a number of discussions, BPY increased its offer to $32.50 per unit, in cash (the ?Current Offer?) on April 17, 2017 Represents an 8.0% increase from the initial offer of $30.10 per unit, a 23.1% premium to BOX?s pre-announcement 30-day VWAP and a 24.0% premium to the unaffected price The current offer will include the payment of distributions on the units in the ordinary course until closing Greenhill has been asked to provide a financial opinion as to whether the consideration to be received by unitholders of BOX is fair from a financial point of view The following pages contain our valuation analysis based on the information provided to us by BOX management and our review of publicly available information We have prepared this report solely for informational purposes for the Special Committee of BOX Note: All financial figures are displayed in Canadian dollars (C$), unless indicated. References to pre-offer or pre-announcement dates and prices are based on the initial BPY offer announcement on January 23, 2017 4

PRIVILEGED AND CONFIDENTIAL FOR DISCUSSION PURPOSES ONLY Executive Summary Work and Diligence Performed Summary Greenhill has conducted a valuation analysis of BOX based on available public market data as well as information provided by BOX Management in response to Greenhill’s due diligence requests Review of BOX’s performance and positioning in the public markets Unit price performance, liquidity and current and historical trading valuation Key portfolio and trading statistics versus comparable companies Equity research analyst perspectives, target prices, ratings and estimates Top unitholders of BOX, including a review of voting lock-up agreements for RBC Global Asset Management and Morgan Stanley Investment Management ”Assessment of BOX’s business and financial plan and high-level discussions with management regarding the industry and the Company’s strategy, outlook, growth initiatives, potential opportunities and challenges Greenhill has reviewed BOX?s public filings, investor presentations, earnings call transcripts and confidential information made available by BOX Management covering topics such as the business plan, rent and occupancy forecasts, fair value calculations, lease abstracts and expiration profiles, ground lease documents, external appraisals, retail summaries, material agreements, among other topics Greenhill has reviewed financial projections and operational summaries for each asset Greenhill held an in-person meeting with BOX management on March 6, 2017 to discuss its assets, business plan, financial projections and corporate strategy, among other topics Greenhill has also participated in property tours of key assets in Toronto and Calgary “Valuation analysis of BOX Standalone analysis based on historical trading ranges, equity research price targets and NAV estimates, and comparable trading multiples Cash flow based methodologies including a discounted cash flow analysis, distribution discount model and a net asset value analysis based on the Company?s financial plan Greenhill has also reviewed precedent transaction multiples, premiums paid in comparable transactions, and premiums paid in precedent minority squeeze-out transactions 5

PRIVILEGED AND CONFIDENTIAL – FOR DISCUSSION PURPOSES ONLY

Executive Summary

Overview of BPY Proposal

Current Offer as at April 17, 2017

On January 23, 2017, BPY proposed a $30.10 per unit, all-cash acquisition of the publicly traded units of BOX it does not already own

On April 17, 2017, BPY increased its offer to $32.50 per unit

Current Offer Summary and Select Considerations

- Offer of $32.50 per unit in cash for the 15.8MM units BPY does not own (~16.9% equity interest)
  - Represents a 23.1% premium to BOX's pre-announcement 30-day VWAP and a 24.0% premium to the unit price on January 20, 2017, 1-day pre-announcement (the "unaffected price")
  - The current offer will include the payment of distributions on the units in the ordinary course until closing
- Unitholders representing 3.65MM units of BOX (~23% of the unaffiliated BOX units) support the proposal and have signed voting lock-up agreements with BPY (dated January 22, 2017)
  - Includes RBC Global Asset Management, which holds 2.1MM units (~13.3% of the unaffiliated units) and Morgan Stanley Investment Management, which holds 1.5MM units (~9.8% of the unaffiliated units)

BPY Commentary[4]

Brian Kingston on Jan. 23, 2017
CEO, Brookfield Property Group

*"Our proposal provides BOX unitholders with an **attractive all-cash offer** at a **significant premium** to recent public market pricing."*

*"The acquisition of the remaining interest in BOX will allow BPY to **fully integrate its North American office operations** and **further simplifies our structure.**"*

Select BOX Pre-Offer Reference Prices (C$ per Unit) and Implied Offer Premium



Current Offer: $32.50
Implied Offer Premium / (Discount) to Reference Price
$26.21
24.0%
$26.41
23.1%
$27.62
17.6%
$29.35
10.7%
$25.02
29.9%
$30.40
6.9%
Unaffected Price (1)
30-Day VWAP (Pre-Offer)
LTM VWAP (Pre-Offer)
52-Week High/Low Range (2)
All-time High Close (3) (Pre-Offer)

Notes: Figures represent prices and volume on the Toronto Stock Exchange. Pre-offer dates and prices are based on the initial offer announcement date (23-Jan-2017)
(1) Unaffected price reflects the closing BOX unit price on 20-Jan-2017 (one business day prior to the initial offer announcement on 23-Jan-2017)
(2) Pre-offer 52-week low close of $25.02 on 17-Nov-2016. Pre-offer 52-week high close of $29.35 on 26-May-2016
(3) Pre-offer all-time high closing price of $30.40 reached on 07-Feb-2013
(4) Commentary as per Brookfield Property Partners press release dated 23-Jan-2017
Source: BOX Management, FactSet, Company Disclosure, Equity Research

Greenhill | 6

PRIVILEGED AND CONFIDENTIAL ? FOR DISCUSSION PURPOSES ONLY Executive Summary BOX Unit Price Perspectives Analysis at Various Prices | Based on Publicly Disclosed Information BOX Unit Price (TSX) 30 Days Prior to Initial Offer Unit Price (C$) Volume (?000s) 29.00 80 28.00 60 27.00 40 26.00 20 25.00 24.00 0 12-Dec 24-Dec 5-Jan 17-Jan BOXC Price (NYSE) 30 Days Prior to Initial Offer Unit Price (Converted C$)(6) Volume (?000s) 29.00 80 28.00 60 27.00 40 26.00 20 25.00 24.00 0 12-Dec 24-Dec 5-Jan 17-Jan Unaffected Pre-offer Pre-offer Current Current Price Price(1) 52-week High All-time High(2) BPY Offer C$MM, unless indicated Reference Point Date 20-Jan-2017 26-May-2016 07-Feb-2013 19-Apr-2017 17-Apr-2017 BOX Price per Unit (C$) $26.21 $29.35 $30.40 $31.63 $32.50 Premium to Current Price (%)(17.1%)(7.2%)(3.9%) 0.0% 2.8% Premium to Unaffected Price (%)(1) 0.0% 12.0% 16.0% 20.7% 24.0% Premium to Pre-offer 52-week High (%)(10.7%) 0.0% 3.6% 7.8% 10.7% Premium to Pre-offer 52-week Low (%) 4.8% 17.3% 21.5% 26.4% 29.9% Premium to Pre-offer 30-day VWAP (%) (3)(0.8%) 11.1% 15.1% 19.8% 23.1% Implied Transaction Metrics Price per Unit (C$) $26.21 $29.35 $30.40 $31.63 $32.50 Minority Float (MM) 15.8 15.8 15.8 15.8 15.8 Implied Minority Value $414 $463 $480 $499 $513 Total Units Outstanding (MM) 93.5 93.5 93.5 93.5 93.5 Implied Equity Value (100%) $2,451 $2,745 $2,843 $2,958 $3,039 (+) Net Debt(4) 2,776 2,776 2,776 2,776 2,776 Implied Enterprise Value $5,227 $5,521 $5,619 $5,734 $5,815 Implied Valuation Multiples (Based on Current Equity Research Consensus Estimates) Price / FFO (2017E) 15.6x 17.5x 18.1x 18.8x 19.3x Price / FFO (2018E) 14.9x 16.7x 17.3x 18.0x 18.5x Price / AFFO (2017E) 19.6x 22.0x 22.8x 23.7x 24.4x Price / AFFO (2018E) 18.5x 20.7x 21.4x 22.3x 22.9x P / NAV (Research Consensus(5) ) 0.78x 0.88x 0.91x 0.94x 0.97x P / NAV (Q4 2016 IFRS(5) ) 0.77x 0.87x 0.90x 0.94x 0.96x Implied Distribution Yield 5.0% 4.5% 4.3% 4.1% 4.0% Notes: Market data as at 19-Apr-2017; forecasted financial figures are based on current equity research consensus estimates (1) Unaffected price reflects the closing BOX unit price on 20-Jan-2017 (one business day prior to the initial offer announcement on 23-Jan-2017) (2) Represents the pre-offer all-time high closing price reached on 07-Feb-2013 ($30.40) (3) Represents the 30-day VWAP pre-initial offer announcement ($26.41) (4) Book value of net debt as at 31-Dec-2016 (5) Equity research consensus NAV of $33.53 per unit. IFRS NAV (as at 31-Dec-2016) of $33.82 per unit, as per BOX Management estimates (6) USD unit prices are converted to CAD based on the daily CAD/USD exchange rate Source: Company Filings, Equity Research, FactSet, Capital IQ 7

PRIVILEGED AND CONFIDENTIAL ? FOR DISCUSSION PURPOSES ONLY Executive Summary BOX Trading Activity Since the Initial Offer Price Performance and Volume Since the initial offer, approximately 3.3 million BOX units have traded(1), representing ~20.8% of the minority float The post-announcement VWAP is $31.38 per unit and the stock closed at an all-time high of $31.75 on March 17, 2017 Trading Since Initial Offer(2) Price Performance 20.7% Since Unaffected Date Post-offer VWAP (C$) $31.38 Post-offer High $31.75 Closing Price (C$) Cumulative Volume (Since Offer) Volume (‘000) 3,283 % of Total Units O/S 3.5% % of Public Minority 20.8% Average Daily Volume (Since Offer) Volume (‘000) 52 % of Total Units O/S 0.1% % of Public Minority 0.3% Average Daily Volume 11 30D Pre -Offer (‘000) BOX Unit Price Performance and Trading Volume (Toronto Stock Exchange) $ $ $ $ $ $ $ $ $ Unit 26 27 28 29 30 31 32 33 34 20-Jan Price 24-Jan(C $ ) 26-Jan Current 30-Jan Offer: 1-Feb $ 3-Feb 32. 7-Feb 50 9-Feb 13-Feb 15-Feb 17-Feb 21-Feb 23-Feb 27-Feb 1-Mar 3-Mar 7-Mar 9-Mar 13-Mar ( $ 15-Mar 31. All-Time 17-Mar 75) High 21-Mar 23-Mar 27-Mar 29-Mar 31-Mar 4-Apr 6-Apr 10-Apr 12-Apr 14-Apr 18-Apr Volume 0 200 400 600 800(‘000s) Initial Offer Daily Volume (‘000s) Unit Price (C$) Notes: Market data as at 19-Apr-2017. Figures represent prices and volume on the Toronto Stock Exchange. Unaffected date of 20-Jan-2017, which is one business day prior to the initial offer date of 23-Jan-2017 (1) Represents BOX trading volume on the TSX. In the same time period, approximately 104,481 units have traded on the NYSE (~0.7% of minority float) (2) Figures represent the period from the initial offer (23-Jan-2017) to 19-Apr-2017 Source: FactSet, Company Disclosure, Equity Research 8

PRIVILEGED AND CONFIDENTIAL – FOR DISCUSSION PURPOSES ONLY

Executive Summary

Equity Research Commentary on the Initial Offer

Select Commentary on the Initial Offer

BPY's initial offer of $30.10 for BOX is generally seen by analysts as inadequate given the implied discount to consensus NAV estimates

Analysts are generally expecting a ~5 to 7% increase to the offer price, representing a revised offer in the $31.50-33.00 per unit range

Current Equity Research Price Targets and Ratings

Rating Date	Broker	Rating	Price Target (C$)
31-Mar-17	CIBC	Hold	$32.50
31-Mar-17	RBC	Hold	$32.00
30-Mar-17	Scotia	Hold	$31.25
23-Feb-17	RJ	Hold	-
24-Jan-17	BMO	Buy	$30.50
24-Jan-17	TD	Hold	$33.00
Mean Price Target (C$)			**$31.85**
Current Unit Price (19-Apr-2017)			$31.63
Premium / (Discount) to Current			**0.7%**
Pre-Offer Avg. Price Target (Dec-16)			**$29.65**
Current vs. Pre-Offer Price Target			**7.4%**

RAYMOND JAMES

Date: Jan. 23, 2017

"Despite the 15% premium to Friday's close, which seems to be the going rate for REIT takeouts these days, **we think the offer largely undervalues the REIT.**"

"With 83% of the REIT already owned by BPY, they have the leverage. But while we think the deal gets done, we **wouldn't rule out BOX's Board coming back to try and squeeze out some more value, as has historically been the case when Brookfield consolidates its holdings**."

"At the current market price, BOX trades at a 4% discount to our NAV. **While the bid could be sweetened, we think it would be in the 5-7% range,** meaning a 2-4% increase from today's close."

CIBC

Date: Jan. 23, 2017

"We expect BPY's $30.10/unit offer could meet with some resistance, including from BOX's independent committee, reflecting the **offer price being 11% below the REIT's Q4/16 IFRS fair value of $33.82 per unit.** However, **we expect the independent committee may be able to negotiate a superior offer**, which could satisfy the majority of minority unitholders required to complete the deal."

"We expect the committee could be successful in securing an improved offer."

BMO

Date: Jan. 23, 2017

"We do not exclude the possibility of a higher offer. The **offer is low relative to the REIT's NAV and consistent with Brookfield's practice of starting with a low bid**. On the ParentCo offers for Brookfield Office Properties, Brookfield Residential Properties, and Rouse Properties, the original bid prices were sweetened by between 5.2% and 7.4%. Assuming a similar lift, **the bid price could be sweetened to $31.65 to $32.30,** which would imply a NAV discount of 3.5% to 5.5% and implied cap rate of ~5.1% to 5.2%."

TD

Date: Jan. 25, 2017

"We believe that **BOX has the highest asset quality among all Canadian office REITs** and see BOX as an investment that has no direct alternative in the Canadian REIT space."

"Looking to the privatization of BPO by BPY in 2014, **we believe that a single-digit NAV premium would represent the base-case scenario for BOX**. Based on the **probabilities assigned to P/NAVs ranging between 90% and 105%**, we believe that the **final offer would most likely be in the range of $32- $33/unit"**

Notes: Analysis reflects equity research since the initial offer announcement on 23-Jan-2017
Source: Equity Research, FactSet

Greenhill | 9

PRIVILEGED AND CONFIDENTIAL – FOR DISCUSSION PURPOSES ONLY

Executive Summary

Precedent Brookfield Squeeze Out Transactions

Review of Select Previous Real Estate Acquisitions by Brookfield

In precedent Brookfield real estate squeeze out transactions, Brookfield has typically started out with a low initial offer and subsequently raised its offer by ~5 – 7%

Average Offer Premium



40%
30%
20%
10%
0%
20.7%
28.0%
20.2%
27.4%
17.3%
24.3%
1D
1W
1M
Initial Premium
Final Premium

Average Discount to NAV(1)



10%
8%
6%
4%
2%
0%
7.3%
1.8%
Initial Offer
Final Offer

Avg. P/NAV *0.93x* *0.98x*

Denotes minority squeeze out

		ROUSE PROPERTIES	Brookfield Residential	Brookfield Office Properties
Announcement Date		January 19, 2016	October 23, 2014	September 30, 2013
Acquiror		Brookfield Asset Management	Brookfield Asset Management	Brookfield Property Partners
Interest Owned (%)		33.4%	69.4%	51.0%
Interest Acquired (%)		**66.6%**	**30.6%**	**49.0%**
Deal Value (US$MM)		**$705**	**$892**	**$5,207**
Offer Price per Unit / Share (US$)	Initial	$17.00	$23.00	$19.34
	Final	$18.25	$24.25	$20.34
	% Increase	**+7.4%**	**+5.4%**	**+5.2%**
Consensus NAV(1)		$19.76	$23.88	$20.18
Offer Disc. to NAV	Initial	(14.0%)	(3.7%)	(4.2%)
	Final	**(7.6%)**	**1.6%**	**0.8%**
Initial Offer Premium	1-Day	26.0%	21.0%	15.2%
	1-Week	20.5%	26.7%	13.4%
	1-Month	14.8%	15.9%	21.1%
Final Offer Premium	1-Day	35.3%	27.6%	21.2%
	1-Week	29.3%	33.6%	19.3%
	1-Month	23.2%	22.2%	27.3%
Transaction Commentary		• Brookfield owned 33.3% since Rouse was spun-out of GGP in 2012 • Initial offer was during a period of perceived weakness in the 'B' mall sector due to sluggish retail sales, closures and bankruptcies (large discounts to NAV) • Higher offer expected due to large initial offer discount to NAV • Revised offer was viewed attractively given sector trading levels • Closed in July 2016	• Initial offer was relatively consistent with market NAV estimates • View that BRP could benefit from being private which would allow management to focus on creating long-term value through land acquisition and development while giving limited attention to volatile quarterly results • Closed in March 2015	• 11% of BPO's minority shareholders indicated support for BPY's initial offer • Initial offer was seen as low and BPY subsequently upped its bid by $1.00 (5.2%) in Dec 2013, which succeeded in getting approval from BPO's board • Accretive to NAV and FFO per unit • Closed in June 2014

(1) Represents the equity research consensus NAV estimate of the target at the time of the initial offer announcement
Source: Company Disclosure, FactSet, Equity Research

Greenhill | 10

PRIVILEGED AND CONFIDENTIAL ? FOR DISCUSSION PURPOSES ONLY Executive Summary Other Factors to Consider There are a number of non-financial factors that should be considered in an assessment of the value of BOX and the proposal by BPY History of BOX ??BOX was formed in 2010 when BPO Properties was reorganized into a REIT ??At the time, Brookfield retained a 90% ownership interest ??Brookfield has controlled a majority of BOX and its predecessor entities since 2001 ??Unitholders over this period have always been in a minority position ??Given BPY?s control position, BOX cannot force a sale to a third party Structure of BOX ??BOX does not have any employees and depends on the management and administration services provided by BPY, the manager BPY draws on members of its senior management and other individuals to fulfill its obligations to BOX ??Brookfield employees manage the company and are also the property managers Management ??BOX is externally managed and pays annual management and incentive fees to BPY ??This external management structure is one of the reasons for BOX?s trading multiple discount versus peers, according to research analysts Internal Development Capabilities ??BOX has no internal development assets or capabilities ??BOX relies on growth opportunities presented by Brookfield to drive distributions higher in the future ??BOX has a right to be notified and to have the opportunity to discuss participation in developments by Brookfield, but its ability to acquire additional assets is dependent on the trading value of its units For Bay Adelaide East and Brookfield Place Calgary East, BOX is paying for leased up buildings but retains future tenant credit risk 11

PRIVILEGED AND CONFIDENTIAL ? FOR DISCUSSION PURPOSES ONLY Table of Contents 1. Executive Summary 2. BOX Overview 3. Valuation Analysis Appendix 12

PRIVILEGED AND CONFIDENTIAL – FOR DISCUSSION PURPOSES ONLY

BOX Overview

Brookfield Canada Office Properties

Company and Portfolio Overview

Brookfield Canada Office Properties ("BOX") owns one of Canada's most distinguished portfolios of office properties

Management Market Outlook[(1)]

	Economy	Rent	Vacancy
Toronto	→	→	→
Ottawa	→	→	→
Calgary	↓	↓	↑
Total	→	→	→

Capitalization & Valuation[(2)]

Figures in C$MM	Pre-Offer	Current
Unit Price (C$)	$26.21	$31.63
F/D Units O/S (MM)	93.5	93.5
Market Capitalization	**$2,451**	**$2,958**
(+) Net Debt (Q4'16)	2,776	2,776
Enterprise Value	**$5,226**	**$5,734**
P / FFO (2017E)	**15.5x**	**18.8x**
P / AFFO (2017E)	**19.7x**	**23.7x**
P / NAV	**0.79x**	**0.94x**
Debt / Capitalization	54%	49%
Distribution Yield	5.0%	4.1%

Business Overview

- Brookfield Canada Office Properties ("BOX") is one of Canada's pre-eminent office real estate investment trusts
  - Owns 27 premier commercial office properties encompassing 21.7MM sq. ft in the downtown cores of Toronto, Ottawa and Calgary
  - Strategy is to own premier properties in high-growth, and in many instances supply-constrained markets with high barriers to entry
  - Landmark assets include Brookfield Place and First Canadian Place in Toronto and Bankers Hall in Calgary
    - Brookfield Place Calgary East is a premier office tower under construction that will total 1.4MM sq. feet (expected completion in late 2017)
  - Assets are financed with long-term, largely non-recourse debt
- The Company's tenant base includes companies in the financial, energy and government sectors
  - Total occupancy rate of 94.7% in Q4'16 (95.8% in Q4'15)
  - BOX aims to maintain high occupancy with long-term leases to high-credit tenants, resulting in steady cash flows

Top Tenants

	Expiry	% of GLA	Credit Rating
Government & Related	Various	11.1%	AAA
Suncor Energy	2028	8.0%	A-
Bank of Montreal	Various	6.5%	A+
Deloitte	Various	3.5%	Not rated
Canadian Natural Resources	2026	3.2%	BBB+
Repsol Oil & Gas	2025	2.7%	BBB-
Enbridge	2028	2.4%	BBB+

Geographic Overview


Calgary
6.8MM Sq.ft.
8 Properties
93.5% Leased
Ottawa
2.5MM Sq.ft.
7 Properties
95.0% Leased
Toronto
11.0MM Sq.ft.
11 Properties
95.5% Leased

Portfolio Breakdown and Statistics

GLA (Q4 2016)[(3)]


Calgary 39%
18.0MM sq.ft. office & retail
Toronto 51%
Ottawa 10%

Comm. Prop. NOI (2017E)[(1)]


Calgary 39%
$296 million
Toronto 59%
Ottawa 2%

Vacancy Rates (Q4 2016)


4.5%
4.0%
5.0%
9.5%
6.5%
24.8%
5.3%
11.9%
TOR
OTT
CGY
Total
BOX Portfolio
Market

Net Rents - C$ psf (Q4 2016)


$30
$32
$20
$18
$32
$23
$30
$27
TOR
OTT
CGY
Total
BOX Portfolio
Market

Notes: Market data as at 19-Apr-2017
(1) BOX Management estimates/projections, as per the 2017 Business Planning session
(2) Pre-offer figures represent pricing and market data as at the unaffected date of 20-Jan-2017. Forecasted financial figures are based on equity research consensus estimates
(3) Includes Brookfield Place Calgary East. Excludes parking and other space
Source: BOX Management's 2017 Business Plan, Company Filings, Equity Research, FactSet

Greenhill

13

PRIVILEGED AND CONFIDENTIAL – FOR DISCUSSION PURPOSES ONLY

BOX Overview

Asset Overview

Income Producing and Development Properties | Figures as at December 31, 2016

BOX's portfolio is comprised of interests in 27 premier Canadian office properties totaling ~21.7 million square feet

Commercial developments consist of Brookfield Place Calgary East, which spans 1.4 million square feet in Calgary and is expected to be completed in late 2017

	Number of	Leased	Leasable Area			Parking	Total	Ownership	Owned
(Square feet in 000's)	Properties	%	Office	Retail	Total	and Other	Area	Interest %	Interest
Toronto									
Brookfield Place Toronto									
Bay Wellington Tower	1	89.6%	1,297	43	1,340	67	1,407	100.0%	1,407
Retail & Parking	1	97.8%		52	52	504	556	56.0%	308
First Canadian Place	1	95.3%	2,381	229	2,610	221	2,831	25.0%	708
Bay Adelaide West	1	95.9%	1,157	3	1,160	219	1,379	100.0%	1,379
Bay Adelaide East	1	95.0%	1,014	12	1,026	185	1,211	100.0%	1,211
Bay Adelaide Retail		91.8%		31	31	2	33	100.0%	33
Exchange Tower	1	97.1%	961	66	1,027	203	1,230	50.0%	615
Hudson's Bay Centre	1	98.9%	532	213	745	175	920	100.0%	920
2 Queen St. East	1	100.0%	448	16	464	71	535	25.0%	134
Queen's Quay Terminal	1	96.8%	429	54	483	27	510	100.0%	510
105 Adelaide St. West	1	100.0%	177	6	183	31	214	100.0%	214
22 Front St. West	1	100.0%	136	7	143	1	144	100.0%	144
Total Toronto	**11**	**95.5%**	**8,532**	**732**	**9,264**	**1,706**	**10,970**		**7,583**
Ottawa									
Place de Ville I	2	89.9%	571	11	582	364	946	25.0%	237
Place de Ville II	2	95.4%	586	8	594	331	925	25.0%	231
Jean Edmonds Towers	2	100.0%	544	10	554	109	663	25.0%	166
Total Ottawa	**6**	**95.0%**	**1,701**	**29**	**1,730**	**804**	**2,534**		**634**
Calgary									
Bankers Hall	3	92.5%	1,940	222	2,162	481	2,643	50.0%	1,322
Bankers Court	1	99.8%	256	7	263	70	333	50.0%	167
Suncor Energy Centre	2	99.9%	1,708	24	1,732	349	2,081	50.0%	1,041
Fifth Avenue Place	2	86.2%	1,428	48	1,476	294	1,770	50.0%	885
Total Calgary	**8**	**93.5%**	**5,332**	**301**	**5,633**	**1,194**	**6,827**		**3,415**
Other									
Merivale Place, Nepean	1	100.0%		3	3		3	100.0%	3
Total Commercial Properties	**26**	**94.7%**	**15,565**	**1,065**	**16,630**	**3,704**	**20,334**		**11,635**
Development									
Brookfield Place Calgary East	1	81.4%	1,400		1,400		1,400	100.0%	1,400
Total Portfolio	**27**		**16,965**	**1,065**	**18,030**	**3,704**	**21,734**		**13,035**

Source: Company Disclosure

Greenhill

14

PRIVILEGED AND CONFIDENTIAL – FOR DISCUSSION PURPOSES ONLY

BOX Overview

IFRS Net Asset Value Summary (Q4 2016)

Figures as Reported in Q4 2016 | Per BOX Management's 2017 Business Plan

Figures as reported by BOX Management in Q4 2016

BOX's reported Q4 2016 IFRS NAV per unit of $33.82 is generally in line with the research consensus estimate of $33.53

IFRS NAV Summary(1)

Account	Value
Property Assets	$5,397
Development Properties(2)	684
Net Working Capital	(91)
Total Assets	**$5,990**
Total Debt (Face Value)	$2,828
Equity	3,162
Total Debt and Equity	**$5,990**
Number of Units (MM)	93.5
NAV per Unit (IFRS) (C$)	**$33.82**
Consensus NAV (C$)(3)	**$33.53**
Variance vs. IFRS	*(0.9%)*

Implied P / NAV (IFRS)

Reference	Unit Price	Implied P / NAV
Current	$31.63	0.94x
Unaffected	$26.21	0.77x
Offer	$32.50	0.96x

Commercial Properties – Q4 2016 IFRS Fair Value Buildup by Property (Excludes BPCE)

Property	Number of Properties	Proportionate SqFt (000s)	Q4 2016 IFRS Value (C$MM)	Going-in Cap Rate
First Canadian Place	1	708	$201	4.6%
Brookfield Place	2	1,715	1,074	4.1%
Bay Adelaide West	1	1,379	795	4.8%
Bay Adelaide East	1	1,211	582	4.7%
Bay Adelaide Retail	-	33	100	N/A
Exchange Tower	1	615	268	5.7%
Hudson's Bay Centre	1	920	313	4.5%
2 Queen St. E	1	134	69	4.3%
Queen's Quay Terminal	1	510	197	4.4%
105 Adelaide St. West	1	214	84	5.4%
22 Front Street	1	144	60	4.8%
Place de Ville I	2	237	47	5.5%
Place de Ville II	2	231	49	6.7%
Jean Edmonds Towers	2	166	37	6.3%
Bankers Hall	3	1,322	564	5.6%
Bankers Court	1	167	85	6.0%
Suncor Energy Centre	2	1,041	534	6.7%
Fifth Avenue Place	2	885	338	5.1%
Merivale Place(4)	1	3	-	N/A
Total Income Producing Properties	**26**	**11,635**	**$5,397**	**5.0%**

Notes: Market data as at 19-Apr-2017
(1) Fair value estimates and NAV calculation as reported by BOX Management in Q4 2016
(2) Commercial development properties consist of Brookfield Place Calgary East, which is valued by BOX Management at cost-to-date
(3) Based on equity research consensus estimates (post-offer)
(4) Merivale Place property (3,000 sq. feet of leasable retail space) is ascribed no value by BOX Management due to offsetting environmental liabilities
Source: BOX Q4 2016 Board of Trustees Update Meeting, FactSet, Equity Research

Greenhill | 15

PRIVILEGED AND CONFIDENTIAL – FOR DISCUSSION PURPOSES ONLY

BOX Overview

Asset Overview – Fair Value Estimates

Value of Income Producing Properties | Per BOX Management's 2017 Business Plan

Q4 2016 Estimates by BOX Management as of Q3 2016[1]

According to BOX Management projections, BOX's income producing properties are valued at ~$5.3Bn

Toronto represents the largest proportion of value at ~69% of total

Value Breakdown by Market


Calgary
29%
Ottawa
2%
Toronto
69%

Estimated Q4 2016 Market Values and Key Assumptions (at Ownership %, in C$ Millions)

Property	Discount Rate	Terminal Cap Rate	Hold Period (Years)	Undiscounted Cash Flows	Average Annual Undiscounted Cash Flow	Terminal NOI	Terminal Value	Total Value	% of Total Value
Toronto									
First Canadian Place	6.25%	5.50%	10	101.0	10.1	23.9	228.2	**201.2**	3.8%
Brookfield Place Toronto	6.00%	5.25%	10	466.9	46.7	57.6	1,103.2	**954.8**	17.9%
Brookfield Place - Retail	6.00%	5.25%	10	17.5	1.8	2.1	39.9	**35.0**	0.7%
Brookfield Place - Parking	6.00%	5.25%	10	27.0	2.7	3.2	61.1	**53.7**	1.0%
Bay Adelaide West	6.00%	5.50%	10	400.8	40.1	51.5	932.7	**821.0**	15.4%
Bay Adelaide N/E below grade[2]	6.00%	5.50%	10	26.7	2.7	3.3	59.7	**52.6**	1.0%
Bay Adelaide East	6.00%	5.50%	10	277.7	27.8	38.4	701.7	**580.0**	10.9%
Exchange Tower	6.25%	5.50%	12	141.2	11.8	18.5	336.6	**267.2**	5.0%
Hudson's Bay Centre	6.50%	5.50%	10	149.4	14.9	20.3	371.4	**303.2**	5.7%
Queen's Quay Terminal	6.25%	5.75%	10	101.2	10.1	12.4	213.9	**187.9**	3.5%
2 Queen Street East	6.00%	5.25%	11	33.0	3.0	4.4	81.8	**66.7**	1.3%
105 Adelaide Street	6.00%	5.50%	11	40.0	3.6	5.5	100.8	**82.0**	1.5%
22 Front Street	6.25%	5.75%	10	27.1	2.7	4.1	71.2	**58.6**	1.1%
Ottawa									
Place de Ville I	7.00%	6.50%	14	39.1	2.8	3.9	60.2	**46.9**	0.9%
Place de Ville II	6.75%	6.25%	10	27.6	2.8	3.6	58.1	**49.5**	0.9%
Jean Edmonds Towers	6.75%	6.50%	11	17.2	1.6	3.2	48.5	**36.8**	0.7%
Calgary									
Bankers Hall	6.25%	6.00%	10	299.3	29.9	39.1	639.1	**564.2**	10.6%
Bankers Court	6.50%	6.25%	10	50.1	5.0	6.1	97.0	**87.8**	1.6%
Suncor Energy Centre	6.25%	6.00%	10	332.7	33.3	31.5	537.2	**533.9**	10.0%
Fifth Avenue Place	6.50%	6.25%	10	208.6	20.9	23.0	366.5	**345.9**	6.5%
Total BOX[3]	**6.17%**	**5.65%**	**10**	**$2,784.1**	**$274.3**	**$355.6**	**$6,108.8**	**$5,328.9**	

Note: Table excludes Brookfield Place Calgary East, BOX's development property
(1) Figures represent BOX Management estimates for Q4 2016 as of their 2017 Business Planning Session, which was held in Q3 2016. Figures shown were prepared by BOX Management in Q3 2016 and may differ from the actual Q4 2016 reported IFRS values
(2) Represents the subterranean retail and parking operations of the Bay Adelaide Centre
(3) Weighted average figures are based on estimated asset value, as per BOX Management
Source: BOX Management 2017 Business Planning Session, Company Disclosure

Greenhill
16

PRIVILEGED AND CONFIDENTIAL – FOR DISCUSSION PURPOSES ONLY

BOX Overview

Q4 2016 Estimates by BOX Management as of Q3 2016[1]

Asset Overview – Fair Value Estimates (cont'd)

Value Sensitivity Analysis | Per BOX Management's 2017 Business Plan

(Based on BOX ownership %, Figures in C$000s)

Property	BOX Ownership %	Estimated Q4 2016 Values (as at Q3 2016)			Valuation Sensitivity Analysis (BOX Management Estimates): Discount Rate		Terminal Cap Rate ("TCR")		Discount Rate / TCR	
		Value	Discount Rate	Terminal Cap Rate	+1.0%	(1.0%)	+1.0%	(1.0%)	+1.0%	(1.0%)
Toronto										
First Canadian Place	25% / 12.5%[2]	$201,175	6.00%	5.25%	($14,875)	$16,400	($20,350)	$29,950	($33,400)	$49,300
Bay Wellington Tower	100%	954,800	6.00%	5.25%	(71,500)	78,700	(98,000)	144,000	(160,700)	237,000
Brookfield Place - Retail	50%	35,100	6.00%	5.25%	(2,600)	2,800	(3,600)	5,200	(5,900)	8,600
Brookfield Place - Parking	56%	53,700	6.00%	5.25%	(4,000)	4,400	(5,500)	8,000	(9,000)	13,200
Bay Adelaide West	100%	821,000	6.00%	5.50%	(60,200)	66,200	(80,300)	115,900	(133,200)	193,600
Bay Adelaide (below grade)[3]	100%	52,700	6.00%	5.50%	(3,900)	4,400	(5,100)	7,500	(8,500)	12,500
Bay Adelaide East	100%	580,000	6.00%	5.50%	(46,000)	50,700	(60,100)	86,700	(100,700)	146,000
Exchange Tower	50%	267,200	6.25%	5.50%	(22,350)	24,800	(26,550)	38,350	(46,300)	67,400
Hudson's Bay Centre	100%	303,200	6.50%	5.50%	(22,700)	25,000	(30,300)	43,700	(50,300)	73,000
Queen's Quay Terminal	100%	187,900	6.25%	5.75%	(14,100)	15,400	(17,400)	24,800	(29,900)	42,800
2 Queen St. E	25%	66,650	6.00%	5.25%	(5,425)	6,000	(6,975)	10,250	(11,700)	17,400
105 Adelaide West	100%	82,000	6.00%	5.50%	(6,600)	7,300	(8,100)	11,600	(13,900)	20,200
20-22 Front	100%	58,600	6.25%	5.75%	(4,300)	4,800	(5,700)	8,200	(9,600)	13,800
Ottawa										
Place de Ville I	25%	46,850	7.00%	6.50%	(4,325)	4,900	(3,100)	4,250	(7,050)	9,750
Place de Ville II	25%	49,450	6.75%	6.25%	(3,625)	3,950	(4,200)	5,750	(7,425)	10,300
Jean Edmonds Towers	25%	36,800	6.75%	6.50%	(2,850)	3,150	(3,375)	4,600	(5,925)	8,200
Calgary										
Bankers Hall	50%	564,200	6.25%	6.00%	(41,350)	45,450	(50,850)	71,150	(87,650)	123,700
Bankers Court	50%	87,800	6.50%	6.25%	(6,250)	6,850	(7,150)	9,800	(12,750)	17,650
Fifth Avenue Place	50%	345,900	6.50%	6.25%	(24,800)	27,250	(27,100)	37,400	(49,450)	68,350
Suncor Energy Centre	50%	533,850	6.25%	6.00%	(37,300)	41,000	(40,850)	57,200	(74,500)	103,850
Total BOX[4]		**$5,328,875**	**6.17%**	**5.64%**	**($399,050)**	**$439,450**	**($504,600)**	**$724,300**	**($857,850)**	**$1,236,600**
Value Impact, C$ per Unit (Based on 93.5MM total units outstanding)					**($4.27)**	**$4.70**	**($5.40)**	**$7.75**	**($9.17)**	**$13.22**
Value Impact, % of Q4 2016 IFRS NAV ($33.82)					**(12.6%)**	**13.9%**	**(16.0%)**	**22.9%**	**(27.1%)**	**39.1%**

(1) Figures represent BOX Management value estimates for Q4 2016 as of their 2017 Business Planning Session, which was held in Q3 2016 (may differ from actual Q4 2016 reported IFRS figures)
(2) FCP is subject to a ground lease until 2023 whereby BOX and its consortium partners own a 100% freehold interest for the duration of the lease (implied BOX interest of 25%). Upon the expiry of the ground lease in 2023, the landowner will have the opportunity to purchase a 50% beneficial interest in the tower at a nominal amount (BOX's pro forma implied interest will be 12.5%)
(3) Represents the subterranean retail and parking operations of the Bay Adelaide Centre
(4) Weighted average discount rate and terminal cap rate are based on estimated asset value, as per BOX Management
Source: BOX Management 2017 Business Planning Session, Company Disclosure

Greenhill | 17

PRIVILEGED AND CONFIDENTIAL – FOR DISCUSSION PURPOSES ONLY

BOX Overview

Ground Lease Summary

Overview of BOX Properties Subject to a Ground Lease

Six of BOX's properties are subject to long term ground leases or similar arrangements

The underlying land for these properties is owned by third parties and leased by BOX (and its co-venture partners, where applicable) on long-term leases

Under the ground lease arrangements, BOX and its co-venture partners are responsible for paying rent as well as any costs related to building improvements

If a ground lease expires and is not extended, the land and all improvements, including the properties developed on the land, will revert to the owner of the land

Leasehold interests are almost always worth less than a freehold interest in the same asset

Building	Location	Expiration Year	IFRS Value (C$MM)	IFRS Value (% of Total)	Notes
First Canadian Place	Toronto	2023	$201	3.3%	▪ Building is owned by a consortium: BOX (25% leasehold), AIMCo. (25%) and CPPIB (50%) ▪ Land is owned 50/50 by the consortium and Manulife Financial (landlord) ▸ BOX's implied freehold interest is 12.5% ▪ When the lease expires, the consortium and Manulife (as landlord) have an option to purchase interests in the building in proportion to their respective freehold interest
105 Adelaide Street West	Toronto	2043/2073[1]	$84	1.4%	▪ BOX owns a 100% leasehold interest and a 12.5% freehold interest
Place de Ville I	Ottawa	2065	$47	0.8%	▪ BOX owns a 25% leasehold interest in the property
Hudson's Bay Centre	Toronto	2070	$313	5.1%	▪ There is one ground lease that covers a portion of this property (~63% by area) ▪ BOX owns a 100% leasehold interest in the leasehold parcel and a 100% freehold interest in two freehold parcels
2 Queen Street East	Toronto	2099	$69	1.1%	▪ Only a small portion of this property is subject to a ground lease (~16.5% by area) ▪ BOX owns a 25% leasehold interest in the leasehold parcel and a 25% interest in the freehold parcel
Exchange Tower	Toronto	2115[2]	$268	4.4%	▪ There is one effective ground lease for a portion of this property (~50% by area) ▪ BOX owns a 50% subleasehold interest in the subleasehold parcel and a 50% interest in two total freehold parcels

Notes: IFRS values are as at Q4 2016, as per BOX Management
(1) Ground lessee has the option to extend the ground lease for an additional 30 years to 2073
(2) Ground sublessee has 73 consecutive options to extend the ground sublease, each for a term of 10 years and 6 months, to November 30, 2881
Source: Company Disclosure, BOX Management 2017 Business Planning session

Greenhill

18

PRIVILEGED AND CONFIDENTIAL – FOR DISCUSSION PURPOSES ONLY

BOX Overview

Historical Price Performance

Price Performance of BOX and Select Canadian and U.S. Office-weighted REIT Peers(2)

Prices Prior to Offer Unaffected Date(1)

BOX Price Statistics

C$ per Unit; Based on TSX closing prices

Time Period	Trading Range Low	Trading Range High	Avg. Price(3)	VWAP
Last 30 Days	$25.60	$27.07	$26.27	$26.41
Last 90 Days	$25.02	$28.28	$26.49	$26.39
LTM	$25.02	$29.35	$27.58	$27.62
L3Y	$23.65	$30.39	$27.19	$27.26
L5Y	$23.65	$30.40	$27.22	$27.32

BOX – Unit Price Performance (Last 5 Years Prior to Unaffected Date)



Offer: $32.50
$27.26
$27.62
$26.39
$34
$32
$30
$28
$26
$24
$22
$20
700
350
0
Jan-2012
Jan-2013
Jan-2014
Jan-2015
Jan-2016
Jan-2017
Volume (000s)
Unit Price (C$)
VWAP (90D)
VWAP (LTM)
VWAP (L3Y)

Peer Price Performance

	BOX	Cdn Peers	US Peers
Last 5 Years	5.5%	(3.9%)	52.3%
Last 3 Years	0.0%	(4.4%)	37.1%
Last 12 Months	4.8%	23.2%	26.6%
Last 6 Months	(9.4%)	(6.0%)	1.8%
Last 3 Months	(3.8%)	(1.4%)	4.2%

Relative Price Performance (Last 5 Years Prior to Unaffected Date)



Indexed to 100
180
160
140
120
100
80
60
US Peers
52%
BOX
5%
(4%)
Cdn Peers
Jan-2012
Jan-2013
Jan-2014
Jan-2015
Jan-2016
Jan-2017
Brookfield Canada Office Properties
Canadian Office-weighted REIT Peers
US Office-weighted REIT Peers

(1) Unaffected date of 20-Jan-2017 (one business day prior to the initial offer announcement on 23-Jan-2017)
(2) Based on selected peers with available 5-year historical trading data. Canadian office-weighted REIT peer group includes H&R REIT, Dream Office REIT and Allied Properties. US office-weighted REIT peer group includes Vornado Realty, Boston Properties, SL Green Realty, Douglas Emmett, Kilroy Realty, Alexandria Real Estate Equities and Piedmont Office Realty
(3) Calculated as an arithmetic mean of the closing unit prices over each time period
Source: FactSet, Capital IQ

Greenhill | 19

PRIVILEGED AND CONFIDENTIAL – FOR DISCUSSION PURPOSES ONLY

Prices Prior to Offer Unaffected Date(1)

BOX has historically traded at a discount to its peers on P/NAV but more in line with its US peers on P/FFO, and well ahead of its Canadian peers on this measure

BOX Overview

Historical Valuation

Valuation of BOX and Select Canadian and U.S. Office-weighted REIT Peers(2)

Price / NAV (Last 5 Years)


1.2x
1.0x
0.8x
0.6x
0.95x
0.92x
0.79x
Jan-12
Jan-13
Jan-14
Jan-15
Jan-16
Jan-17
BOX
Cdn Peers
US Peers

Price / FFO (NTM) (Last 5 Years)


25.0x
20.0x
15.0x
10.0x
5.0x
18.4x
15.4x
11.8x
Jan-12
Jan-13
Jan-14
Jan-15
Jan-16
Jan-17
BOX
Cdn Peers
US Peers

Historical Valuation Summary and Historical BOX Premium/Discount to Peers

		Average Multiples Over Period				BOX Premium / (Discount) to Peers		
		BOX	Cdn Peers	US Peers	Cdn + US Avg.	Cdn Peers	US Peers	Cdn + US Avg.
P / NAV	L5Y	0.85x	0.95x	0.96x	**0.96x**	*(0.10x)*	*(0.10x)*	***(0.10x)***
	L3Y	0.83x	0.91x	0.93x	**0.93x**	*(0.08x)*	*(0.11x)*	***(0.10x)***
	LTM	0.82x	0.89x	0.88x	**0.88x**	*(0.07x)*	*(0.06x)*	***(0.06x)***
	L6M	0.81x	0.92x	0.90x	**0.90x**	*(0.11x)*	*(0.08x)*	***(0.09x)***
	L3M	0.79x	0.92x	0.88x	**0.89x**	*(0.13x)*	*(0.09x)*	***(0.10x)***
P / FFO	L5Y	16.3x	12.6x	17.4x	**15.9x**	*3.8x*	*(1.1x)*	***0.4x***
	L3Y	16.0x	11.8x	17.8x	**16.0x**	*4.2x*	*(1.8x)*	***0.0x***
	LTM	16.1x	11.2x	17.2x	**15.4x**	*4.9x*	*(1.1x)*	***0.7x***
	L6M	15.9x	11.6x	18.0x	**16.1x**	*4.4x*	*(2.0x)*	***(0.1x)***
	L3M	15.4x	11.6x	17.7x	**15.9x**	*3.9x*	*(2.3x)*	***(0.4x)***

Notes: NAV and FFO figures are based on rolling equity research consensus estimates over time
(1) Unaffected date of 20-Jan-2017 (one business day prior to the initial offer announcement on 23-Jan-2017)
(2) Based on selected peers with available 5-year historical trading data. Canadian office-weighted REIT peer group includes H&R REIT, Dream Office REIT and Allied Properties. US office-weighted REIT peer group includes Vornado Realty, Boston Properties, SL Green Realty, Douglas Emmett, Kilroy Realty, Alexandria Real Estate Equities and Piedmont Office Realty
Source: FactSet, Company Disclosure, Capital IQ, Equity Research

Greenhill
20

PRIVILEGED AND CONFIDENTIAL ? FOR DISCUSSION PURPOSES ONLY BOX Overview Review of Equity Research Estimates Based on Recent Available Equity Research Estimates Greenhill has reviewed available equity research estimates for BOX Since the initial offer, BOX?s consensus target price has increased ~7.4% to $31.85 (from $29.65) and the consensus NAV estimate has increased ~1.6% to $33.53 (from $33.01) Equity Research Rating and Price Target Evolution (Last Two Years) 100% $40 $31.85 75% $31.63 ) $ 43% 43% 43% 43% 43% 43% $30(C e tings c R a 50% 57% 57% 57% 57% 57% 57% 57% 57% Pri t of ni % 71% 71% 43% 43% 71% 71% 71% 71% 71% 71% 71% 71% $20 U 25% 29% 83% 83% 83% 83% 29% 29% 29% 29% 29% 29% 29% 29% 29% 83% 83% 83% 17% 17% 17% 17% 17% 17% 17% 0% $10 04/15 05/15 06/15 07/15 08/15 09/15 10/15 11/15 12/15 01/16 02/16 03/16 04/16 05/16 06/16 07/16 08/16 09/16 10/16 11/16 12/16 01/17 02/17 03/17 04/17 Buy (%) Hold (%) Sell (%) Avg. Target Price BOX Unit Price Equity Research Summary (Pre- and Post- BPY Offer) Rating Current Target Price NAV per Unit Target Price Implied Applied Broker Date Rating Pre-Offer Post-Offer Change Pre-Offer Post-Offer Change vs. Current P / NAV Cap Rate CIBC World Markets 31-Mar-17 Hold $ 29.00 $ 32.50 ? $33.00 $ 33.50 ? 2.8% 0.97x 5.0% RBC Capital Markets 31-Mar-17 Hold $ 30.00 $ 32.00 ? $34.00 $ 34.00 ? 1.2% 0.94x 5.0% Scotiabank GBM 30-Mar-17 Hold $ 29.75 $ 31.25 ? $32.75 $ 33.25 ?(1.2%) 0.94x 5.0% Raymond James 23-Feb-17 Hold ——$32.30 $ 33.50 ? ——BMO Capital Markets 24-Jan-17 Buy $ 30.50 $ 30.50 ? $33.50 $ 33.50 ?(3.6%) 0.91x 5.0% TD Securities 24-Jan-17 Hold $ 29.00 $ 33.00 ? $32.50 $ 33.40 ? 4.3% 0.99x 5.0% Low $ 29.00 $ 30.50 $32.30 $ 33.25(3.6%) 0.91x 5.0% Average $ 29.65 $ 31.85 $33.01 $ 33.53 0.7% 0.95x 5.0% Median $ 29.75 $ 32.00 $32.88 $ 33.50 1.2% 0.94x 5.0% High $ 30.50 $ 33.00 $34.00 $ 34.00 4.3% 0.99x 5.0% Notes: Market data as at 19-Apr-2017 Source: FactSet, Bloomberg, Equity Research 21

PRIVILEGED AND CONFIDENTIAL – FOR DISCUSSION PURPOSES ONLY

Legend

Supports BPY Offer

Dissident Unitholder

BOX's top-10 unitholders have generally been long-term holders of BOX and have held the stock for an average ~5.5 years

Top-10 Unitholders – Approximate Entry Date[(2)]

Unitholder	Holding Period[(2)] Entry Date	Years Held
RBC Global Asset Management	Jun-2011	5.9 yrs
Morgan Stanley Investment Management	May-2011	6.0 yrs
BMO Asset Management[(3)]	Mar-2012	5.1 yrs
T. Rowe Price Associates	Dec-2010	6.4 yrs
Morgan, Meighen & Associates	Dec-2001	15.4 yrs
Snow Park Capital[(1)]	Sep-2015	1.6 yrs
Mackenzie Financial	May-2016	1.0 yrs
Connor, Clark & Lunn	Dec-2010	6.4 yrs
First Asset Investment Management	Dec-2010	6.4 yrs
O'Shaughnessy Asset Management	May-2016	0.9 yrs
Average		**5.5 yrs**

BOX Overview

Unitholder Summary

Based on Publicly Reported / Identifiable Holdings

Unitholder	Position: Trust Units (MM)	Class B LP Units (MM)	% of Total Units Outstanding	% of Minority Float
Institutional Unitholders				
RBC Global Asset Management	2.1	0.0	2.3%	13.3%
Morgan Stanley Investment Management	1.5	0.0	1.7%	9.8%
BMO Asset Management	0.8	0.0	0.9%	5.2%
T. Rowe Price Associates	0.6	0.0	0.7%	4.0%
Morgan, Meighen & Associates	0.6	0.0	0.7%	3.9%
Snow Park Capital[(1)]	0.3	0.0	0.3%	2.0%
Mackenzie Financial	0.3	0.0	0.3%	1.8%
Connor, Clark & Lunn Investment Management	0.2	0.0	0.2%	1.0%
First Asset Investment Management	0.1	0.0	0.1%	0.9%
O'Shaughnessy Asset Management	0.1	0.0	0.1%	0.6%
Dimensional Fund Advisors	0.1	0.0	0.1%	0.6%
PGIM	0.1	0.0	0.1%	0.6%
Russell Investment Management	0.1	0.0	0.1%	0.5%
Vanguard Group	0.1	0.0	0.1%	0.3%
Two Sigma Investments	0.0	0.0	0.1%	0.3%
Top-15 Institutional Unitholders	**7.1**	**0.0**	**7.6%**	**44.8%**
Other Institutional Unitholders	0.8	0.0	0.8%	5.0%
Total Institutional Unitholders	**7.9**	**0.0**	**8.4%**	**49.7%**
Key Insiders				
Brookfield Property Partners	10.6	67.1	83.1%	
Total Insiders	**10.6**	**67.1**	**83.1%**	
Unidentified & Implied Retail	**7.9**	**0.0**	**8.5%**	**50.3%**
Total Units Outstanding	**26.4**	**67.1**	**100.0%**	

Notes: Figures are based on reported holdings of publicly disclosed unitholders. Percentage outstanding figures are displayed on a fully exchanged basis. Institutional unitholder list excludes bank broker dealers
(1) Snow Park Capital units held and entry date are not publicly disclosed; holdings and entry date based on Snow Park letter dated 03-Feb-2017
(2) Entry dates are an approximation based on the fund's first publicly reported / disclosed holding date
(3) BMO Asset Management currently holds 814,284 units. Position in BOX was first initiated in Q1 2012, but ~804,786 units were acquired in Q1 2017
Source: FactSet, Capital IQ, Company Disclosure

Greenhill

22

PRIVILEGED AND CONFIDENTIAL – FOR DISCUSSION PURPOSES ONLY

BOX Overview

Key Projection Assumptions and Value Drivers

Per BOX Management's 2017 Business Plan

As per BOX Management's 2017 Business Plan

Greenhill has reviewed BOX Management's operating assumptions used in its 2017 Business Plan projections

Market net rents across BOX's portfolio are projected to grow over the next five years from a consolidated $27 psf in 2017 to ~$32 psf in 2021

A projected rebound in Calgary in 2019 and after is expected to drive strong consolidated net rent growth

Projected Market Net Rents



$40
$35
$30
$25
$20
$15
$10
$5
$0
$32
$18
$24
$27
$33
$19
$24
$28
$34
$20
$25
$29
$35
$21
$27
$31
$37
$21
$30
$32
2017
2018
2019
2020
2021
Toronto
Ottawa
Calgary
Total

Projected Market Net Rent Growth[1]



12%
10%
8%
6%
4%
2%
0%
2.8%
1.2%
0.9%
5.0%
2.4%
1.8%
5.0%
5.0%
4.4%
3.8%
8.1%
5.5%
4.2%
3.5%
10.1%
5.9%
3.7%
2.5%
2017
2018
2019
2020
2021
Toronto
Ottawa
Calgary
Total

Key Assumptions (as per BOX Management)

	Assumptions (2017+)
Toronto – Expense Growth	2.5% annually
Ottawa – Expense Growth	2.5% annually
Calgary – Expense Growth	2.5% annually
Structural Vacancy[3]	3%
New Lease/Renewal Ratio	25% / 75%
Office Lease Downtime	8 Months

Projected Occupancy Rates[2]



100%
98%
96%
94%
97.8%
97.6%
97.3%
96.7%
99.2%
97.3%
96.6%
95.5%
99.2%
96.9%
96.8%
96.3%
99.2%
95.5%
95.4%
94.4%
98.5%
96.2%
96.1%
95.5%
2017
2018
2019
2020
2021
Toronto
Ottawa
Calgary
Total

Notes:
(1) Calgary net rent growth is expected to be zero over the 2017-2018E period
(2) "Other" category (Merivale Place) excluded for display purposes (100% occupancy throughout 2017-2021)
(3) Not applied to investment grade tenants with exception of Calgary (applied to all tenants)
Source: BOX Management 2017 Business Planning Section, Company Disclosure

Greenhill

23

PRIVILEGED AND CONFIDENTIAL ? FOR DISCUSSION PURPOSES ONLY BOX Overview Lease Expiry Schedule Per BOX Management?s 2017 Business Plan As per BOX Management?s 2017 Business Plan The majority of BOX?s leases are signed for 5 to 10 year terms with an average term of 8 years BOX has a low rollover profile with an average annual lease maturity of ~6.5% through 2026 Lease Maturity Schedule (000s of Sq. Ft.)(1) 6,000 5,006 4,000 2,698 2,000 1,822 353 1,265 1,358 1,335 1,376 46 715 1 279 121 373 1,078 107 926 1 739 128 688 82 574 141 551 1 288 1,955 11 9 19 262 187 130 553 34 519 86 977 664 942 708 778 6 824 795 0 2017 2018 2019 2020 2021 2022 2023 2024 2025 2026 2026+ Toronto Ottawa Calgary Other Lease Rollover Profile (Annual Maturities as a % of Total GLA)(1) 35% 30.0% 30% 25% 20% 15% 11.0% 10% 7.6% 8.2% 8.0% 6.5% 8.3% 5.6% 4.3% 4.1% 6.5% 5% 5.1% 1.1% 0% 2017 2018 2019 2020 2021 2022 2023 2024 2025 2026 2026+ 5-Year Avg. (2017-21E) 10-Year Avg. (2017-26E) Notes: (1) Excludes development properties and parking area Source: BOX Management 2017 Business Planning Session 24

PRIVILEGED AND CONFIDENTIAL – FOR DISCUSSION PURPOSES ONLY

As per BOX Management's 2017 Business Plan

Greenhill has reviewed BOX's corporate financial projections provided by BOX Management

BOX Management's financial projections reflect the targeted dispositions of the Jean Edmonds Towers and Queen's Quay Terminal in Q2 2017 and Q3 2018, respectively

Assets Potentially for Sale(1)

C$MM	IFRS Fair Value (Q4'16)	Property Debt	Expected Proceeds	Expected Transaction Date
Jean Edmonds Towers	$37	$16	$21	Q2 2017
Queens Quay Terminal	$197	$79	$118	Q3 2018
Hudson's Bay Centre	$313	$137	$176	n/a
Bay Adelaide Centre	$1,477	$695	$782	n/a
Total	**$2,024**	**$927**	**$1,097**	

BOX Overview

Management Financial Summary and Projections

Per BOX Management's 2017 Business Plan (Proportionate Share)

Figures in C$MM, unless noted *Figures are shown on a BOX proportionate share*	Financial Summary (Year Ended December 31)(1)						CAGR	
	2016A	2017E	2018E	2019E	2020E	2021E	2016-18E	2016-21E
Portfolio Statistics								
Occupancy (%) - Year End	95.6%	97.3%	96.6%	96.9%	95.4%	96.1%		
Avg. Market Net Rents (C$ psf) - Year End	$27.23	$27.48	$27.99	$29.18	$30.74	$32.46		
Commercial Property NOI	**$271.9**	**$295.7**	**$335.2**	**$336.3**	**$340.4**	**$353.3**	*11.0%*	*5.4%*
Total NOI(2)	**$268.3**	**$297.6**	**$337.1**	**$338.3**	**$342.6**	**$355.4**	*12.1%*	*5.8%*
Funds from Operations (FFO)	**$156.9**	**$173.3**	**$185.7**	**$183.0**	**$182.9**	**$197.3**	*8.8%*	*4.7%*
% Y/Y Growth		*10.4%*	*7.2%*	*-1.4%*	*0.0%*	*7.8%*		
Adjusted Funds from Operations (AFFO)	**$122.7**	**$145.3**	**$161.7**	**$156.0**	**$157.9**	**$173.3**	*14.8%*	*7.1%*
% Y/Y Growth		*18.4%*	*11.3%*	*-3.5%*	*1.2%*	*9.7%*		
Distributions per Unit (C$ / Unit)(3)	**$1.29**	**$1.38**	**$1.46**	**$1.54**	**$1.61**	**$1.69**	*6.4%*	*5.6%*
% Y/Y Growth		*7.0%*	*5.8%*	*5.5%*	*4.5%*	*5.0%*		
Total Trust Distributions	**$34.1**	**$36.4**	**$38.5**	**$40.6**	**$42.5**	**$44.6**		
Total Class B LP Distributions	**$86.5**	**$92.6**	**$97.9**	**$103.3**	**$108.0**	**$113.4**		
Total Distributions(3)	**$120.6**	**$129.0**	**$136.5**	**$143.9**	**$150.5**	**$158.0**		
FFO Payout Ratio (%)	*77%*	*74%*	*73%*	*79%*	*82%*	*80%*		
AFFO Payout Ratio (%)	*98%*	*89%*	*84%*	*92%*	*95%*	*91%*		
Return on Commercial Properties(4)	**5.04%**	**4.95%**	**4.94%**	**5.12%**	**5.08%**	**5.26%**		
FFO Return on Equity (Avg.)(5)	**4.83%**	**5.32%**	**5.51%**	**5.19%**	**5.05%**	**5.31%**		
Total Return on Average Equity(6)	**3.45%**	**9.15%**	**8.43%**	**6.53%**	**7.16%**	**6.30%**		
Select Investment Cash Flows								
(-) Capital Expenditures	(39.0)	(17.6)	(12.8)	(12.4)	(13.9)	(13.7)		
(-) Leasing Costs	(22.8)	(49.2)	(60.2)	(25.7)	(15.3)	(12.5)		
Total Capex and Leasing Costs	**(61.8)**	**(66.8)**	**(73.0)**	**(38.1)**	**(29.2)**	**(26.2)**		
(-) Development Capex	(241.4)	(139.6)	(176.4)	(8.4)	0.0	0.0		
(+) Asset Dispositions	422.4	20.2	136.5	0.0	0.0	0.0		
Leverage & Credit Statistics								
Commercial Property Debt	$2,828.0	$2,977.3	$2,921.5	$2,829.0	$2,833.3	$2,830.7		
(-) Cash	(52.2)	(36.6)	(32.8)	(28.9)	(37.6)	(55.7)		
Net Debt	**$2,775.8**	**$2,940.7**	**$2,888.7**	**$2,800.0**	**$2,795.7**	**$2,775.0**		
Implied Loan-to-Value	*45.9%*	*47.4%*	*46.0%*	*43.6%*	*43.0%*	*42.6%*		

Notes: Financial projections as prepared by BOX Management for its 2017 Business Planning session. Greenhill has made no adjustments to the forecast
(1) BOX management projections, except for 2016 statistics which are based on reported figures
(2) Total NOI is calculated as Commercial Property NOI adjusted for non-cash rental revenue and expenses, interest and other income
(3) 2016 figures exclude special distribution of $149.3MM or $1.60 per unit, paid out on April 19, 2016
(4) Calculated as commercial property NOI divided by commercial property assets (as per BOX Management estimates)
(5) Calculated as FFO divided by average equity (as per BOX Management estimates)
(6) Calculated as FFO plus fair value gains and losses divided by average equity (as per BOX Management estimates). ROAE of 3.45% in 2016 due to $44.9MM of fair value losses

Source: Company Disclosure, BOX Management 2017 Business Planning Session

Greenhill

25

PRIVILEGED AND CONFIDENTIAL ? FOR DISCUSSION PURPOSES ONLY Table of Contents 1. Executive Summary 2. BOX Overview 3. Valuation Analysis Appendix 26

PRIVILEGED AND CONFIDENTIAL – FOR DISCUSSION PURPOSES ONLY

Valuation Analysis

Certain methodologies may have more or less validity due to a number of factors, and no singular valuation methodology in and of itself produces a complete answer

Summary of Selected Valuation Methodologies

Greenhill has utilized several valuation methodologies to assess the value of BOX

Reference Points	**Historical Trading**	▪ Pre-initial offer trading range of units (i.e. 52-week high/low, 30-day VWAP, LTM VWAP, all-time high, etc.)
	Equity Research Estimates	▪ Review of the pre-initial offer and post-initial offer BOX price targets released from equity research analysts ▸ Generally a forward-looking metric based on a blend of valuation methodologies ▪ Review of pre-initial offer and post-initial offer NAV estimates released from equity research analysts
	Precedent Minority Squeeze Outs	▪ Greenhill reviewed precedent minority squeeze out transactions in North America since 2000 ▸ Focus on premium to unaffected unit price ▸ There is considerable subjectivity involved in the selection of comparable transactions
Selected Valuation Methodologies	**Comparable Trading Analysis**	▪ Greenhill identified North American office-weighted REIT peers with comparable businesses/portfolios to BOX and analyzed their current and historical trading statistics; Greenhill then applied the relevant multiples to BOX's metrics to derive a valuation range ▸ Key metrics include P / NAV, P / FFO, P / AFFO and implied cap rate, among others ▸ There is considerable subjectivity involved in the selection of comparable companies
	Precedent Transactions Analysis	▪ Greenhill reviewed comparable office-weighted REIT M&A transactions to estimate a valuation range for BOX ▸ Focus on premium to unaffected unit price and implied P / NAV multiple ▸ There is considerable subjectivity involved in the selection of comparable transactions
	Distribution Discount Model	▪ Greenhill analyzed the present value of distributions, as per BOX Management projections ▸ 5-year distribution projections and a terminal value were discounted at a range of estimated costs of equity
	Corporate Discounted Cash Flow Analysis	▪ Based on BOX Management projections, Greenhill evaluated the present value of unlevered cash flows from BOX's assets based on a range of discount rates and terminal cap rates ▸ Represents a bottom-up consolidation of the asset level projections with corporate adjustments (i.e. corporate G&A expense)
	Net Asset Value Analysis	▪ Based on BOX Management projections, Greenhill valued each of BOX's individual properties based on the present value of their future unlevered cash flows and terminal value; utilizes a range of discount rates and terminal cap rates ▪ Greenhill consolidated the value for each individual property to calculate a net asset value for the entirety of BOX ▸ Represents a bottom-up, "sum-of-the-parts" methodology intended to arrive at a private market valuation

Note: Greenhill did not attribute any specific weight to any analysis, methodology or factor considered, but rather made qualitative judgments as to the significance and relevance of each analysis, methodology and factor; accordingly, Greenhill's analyses must be considered as a whole. Considering any portion of the analyses, methodologies or factors considered, without considering all analyses, methodologies and factors, could create a misleading or incomplete view of Greenhill's analyses

Greenhill | 27

PRIVILEGED AND CONFIDENTIAL ? FOR DISCUSSION PURPOSES ONLY Valuation Analysis BOX Valuation Summary Based on Selected Valuation Methodologies Methodology Reference Points Historical Trading Equity Research Estimates Precedent Minority Squeeze Outs Selected Valuation Methodologies Comparable Trading Analysis Precedent Transactions Analysis Distribution Discount Model Corporate DCF Analysis Net Asset Value Analysis Greenhill Valuation Range Assumptions and Parameters Trading Range ??52-wk trading range (pre-offer): $25.02 ? 29.35 (pre-offer) ??All-time high closing price (pre-offer): $30.40 ??Price targets (pre-offer): $29.00—$30.50 Price Targets ??Price targets (post-offer): $30.50 ? 33.00 ??NAV estimates (pre-offer): $32.30 ? 34.00 NAV Estimates ??NAV estimates (post offer): $33.25 ? 34.00 Premium to ??Selected 30-Day Premium Range: 20.6 ? 35.6% Unaffected Price Price / NAV ??Selected Multiple Range: 0.87 ? 0.97x Price / FFO ??Selected Multiple Range: 15.4 ? 17.4x (2018E) Price / AFFO ??Selected Multiple Range: 21.2 ? 23.2x (2018E) Implied Cap Rate ??Selected Cap Rate Range: 5.71 ? 5.31% Premium to ??Selected 30-Day Premium Range: 15.4 ? 25.4% Unaffected Price ??Selected Multiple Range: 1.01x ? 1.11x Implied P / NAV ??Based on BOX Q4 2016 IFRS NAV of $33.82 ??Terminal dist. growth rate: 3.25 ? 3.75% ??Cost of equity: 8.25 ? 7.75% ??Discount Rate (WACC): 6.55 ? 6.05% Standalone ??Terminal Cap Rate: 6.00 ? 5.50% With G&A Cost ??Discount Rate (WACC): 6.55 ? 6.05% Savings ??Terminal Cap Rate: 6.00 ? 5.50% ??Blended Discount Rate(2): 6.43 ? 5.93% ??Blended Terminal Cap Rate(2): 5.93 ? 5.43% Indicative BOX Value Range (C$ / Unit) Pre- Post- Metric Offer(1) Offer 30D VWAP—LTM VWAP—All-time High—(Close) Consensus Price Target Consensus NAV Average / Midpoint of Selected Range Initial Offer ($30.10) Current Offer ($32.50) $26.41 $27.62 $30.40— $25.02 $29.35 $30.50— $29.00 $33.00 $29.65 $31.85— $32.30 $34.00 $33.01 $33.53 $33.54 $31.57 $35.50 $31.23 $29.54 $32.92 $33.17 $31.14 $35.19 $39.17 $37.40 $40.94 $29.66 $27.67 $31.65 $31.54 $30.23 $32.85 $35.74 $34.05 $37.43 $33.06 $30.01 $36.88 $30.36 $27.64 $33.35 $33.59 $30.82 $36.60 $32.70 $29.75 $35.93 $33.82 IFRS NAV (Q4 2016) Unaffected Price ($26.21)(1) $31.50 $34.50 $33.00 $20 $25 $30 $35 $40 $45 Notes: Market data as at 19-Apr-2017. Projections as per BOX Management (1) Based on an unaffected date of 20-Jan-2017, one business day prior to the initial BPY offer (2) Figures represent weighed average discount rates and terminal cap rates based on the estimated value of each asset, as per the NAV analysis Source: BOX Management 2017 Business Plan, Company Disclosure, Equity Research, FactSet, Capital IQ, ThomsonONE 28

PRIVILEGED AND CONFIDENTIAL – FOR DISCUSSION PURPOSES ONLY

Valuation Analysis

Comparable Trading Analysis

Select Canadian and U.S. Office-weighted REIT Peers

(C$MM, except per share/unit data)	Equity Value[1]	Enterprise Value[2]	Disc. to 52-Wk High	Price / FFO[3] 2017E	Price / FFO[3] 2018E	Price / AFFO[3] 2017E	Price / AFFO[3] 2018E	Price / NAV[3]	FFO Payout Ratio[3] 2017E	FFO Payout Ratio[3] 2018E	Implied Cap Rate[3]	Debt / Capital[4]	Dist. Yield
BOX (Unaffected/Pre-offer)[5]	**$2,451**	**$5,226**	**(10.7%)**	**15.5x**	**14.6x**	**19.7x**	**18.4x**	**0.79x**	**77.8%**	**74.5%**	**5.45%**	**53.6%**	**5.0%**
BOX (Current)	**$2,958**	**$5,734**	**(0.4%)**	**18.8x**	**18.0x**	**23.7x**	**22.3x**	**0.94x**	**78.6%**	**75.9%**	**5.25%**	**48.9%**	**4.1%**
Canadian Office-weighted REIT Peers													
H&R REIT	$6,916	$13,009	(1.7%)	12.4x	12.0x	14.2x	13.7x	0.93x	73.4%	72.2%	6.25%	47.0%	5.9%
Allied Properties REIT	3,225	5,122	(4.7%)	17.0x	15.9x	20.3x	18.6x	1.08x	68.5%	64.8%	5.71%	37.2%	4.1%
Dream Office REIT	2,238	4,880	(4.0%)	9.4x	10.4x	13.2x	14.5x	0.99x	69.6%	69.9%	7.15%	54.2%	7.4%
Mean			**(3.5%)**	**12.9x**	**12.8x**	**15.9x**	**15.6x**	**1.00x**	**70.5%**	**69.0%**	**6.37%**	**46.1%**	**5.8%**
Median			**(4.0%)**	**12.4x**	**12.0x**	**14.2x**	**14.5x**	**0.99x**	**69.6%**	**69.9%**	**6.25%**	**47.0%**	**5.9%**
US Office-weighted REIT Peers													
Vornado Realty	$27,881	$45,768	(7.8%)	19.1x	18.2x	29.7x	27.8x	0.82x	50.7%	49.8%	5.10%	38.0%	2.8%
Boston Properties	31,125	45,723	(6.2%)	21.7x	20.1x	31.8x	27.7x	0.95x	48.6%	48.1%	4.76%	27.7%	2.2%
SL Green	15,311	29,030	(9.4%)	16.7x	15.7x	25.0x	22.1x	0.83x	48.6%	48.8%	5.22%	43.7%	2.9%
Alexandria RE Equities	13,817	20,415	(4.0%)	19.3x	17.5x	25.6x	21.2x	1.01x	55.8%	53.4%	5.33%	29.3%	2.9%
Douglas Emmett	9,551	16,426	(3.8%)	20.5x	19.4x	25.6x	24.0x	1.00x	48.8%	49.2%	4.69%	36.8%	2.3%
Kilroy Realty	9,870	13,201	(4.7%)	21.3x	19.1x	30.1x	27.1x	0.91x	48.1%	46.4%	5.35%	23.6%	2.0%
Paramount Group	6,130	10,730	(5.9%)	20.0x	17.7x	39.3x	25.7x	0.86x	46.4%	49.4%	4.17%	42.1%	2.2%
Piedmont Office Realty	4,424	7,145	(2.4%)	13.0x	12.6x	17.7x	17.2x	0.84x	46.1%	44.9%	6.76%	38.1%	3.7%
Empire State Realty Trust	4,595	6,985	(2.6%)	22.4x	20.6x	28.6x	25.2x	0.92x	87.2%	82.0%	4.98%	32.1%	1.9%
Columbia Property Trust	3,726	5,573	(8.3%)	18.7x	15.1x	40.9x	23.3x	1.03x	36.9%	31.8%	6.20%	36.5%	3.5%
Parkway	1,346	2,149	(15.0%)	14.5x	15.1x	nm	nm	0.76x	56.9%	59.3%	nm	44.3%	2.0%
Mean			**(6.4%)**	**18.8x**	**17.4x**	**29.4x**	**24.1x**	**0.90x**	**52.2%**	**51.2%**	**5.26%**	**35.7%**	**2.6%**
Median			**(5.9%)**	**19.3x**	**17.7x**	**29.2x**	**24.6x**	**0.91x**	**48.6%**	**49.2%**	**5.16%**	**36.8%**	**2.3%**
Combined US and Canadian Office-weighted REIT Peers													
1st Quartile			***(7.4%)***	***15.1x***	***15.1x***	***20.3x***	***18.6x***	***0.84x***	***48.2%***	***48.3%***	***6.20%***	***33.2%***	***2.2%***
Mean			**(5.8%)**	**17.6x**	**16.4x**	**26.3x**	**22.2x**	**0.92x**	**56.1%**	**55.0%**	**5.51%**	**37.9%**	**3.3%**
Median			**(4.7%)**	**18.9x**	**16.7x**	**25.6x**	**23.3x**	**0.92x**	**49.7%**	**49.6%**	**5.33%**	**37.6%**	**2.8%**
3rd Quartile			***(3.8%)***	***20.4x***	***18.9x***	***30.1x***	***25.7x***	***0.99x***	***65.6%***	***63.5%***	***4.98%***	***43.3%***	***3.7%***

Notes: Market data as at 19-Apr-2017. Financial figures are calendarized to a Dec 31 year-end. Analysis assumes a USD/CAD rate of 1.344 throughout (implies a CAD/USD exchange rate of 0.744)
(1) Includes shares/units and operating partnership units (where applicable)
(2) Enterprise value is defined as the sum of the market value of equity, consolidated debt and the company's share of unconsolidated debt, non-controlling interest and preferred securities, less cash and cash equivalents. Where available, debt figures were adjusted to reflect the company's proportionate share of debt
(3) Forecasted financial figures are based on equity research consensus estimates. For BOX, equity research consensus estimates differ from BOX Management projections
(4) Based on gross debt
(5) Represents pricing and market data as of the offer unaffected date (20-Jan-2017). Equity research consensus estimates for pre-initial offer figures are as of 20-Jan-2017
Source: Company Disclosure, Equity Research, FactSet, Capital IQ

Greenhill | 29

PRIVILEGED AND CONFIDENTIAL – FOR DISCUSSION PURPOSES ONLY

Valuation Analysis

Comparable Trading Analysis (cont'd)

Implied Valuation

In preparing its comparable trading analysis, Greenhill has placed an emphasis on the following valuation metrics and multiples:

- Price / NAV
- Price / FFO
- Price / AFFO
- Implied cap rate

Greenhill also considered other multiples (e.g. EV/EBITDA, yield, etc.) as reference points

The selected ranges of multiples and cap rates were applied to BOX's statistics to derive an implied value for the Company

Primary Valuation Metrics – Selected Valuation Ranges(1)

Trading Metric	Selected Valuation Range
Price / NAV	▪ Comps range: 1st quartile of 0.84x and 3rd quartile of 0.99x; comps average of 0.92x ▪ Selected range of 0.87x – 0.97x, reflecting the comps average of 0.92x +/- 0.05x
Price / FFO	▪ Based on 2018E FFO; reflects first stabilization year of BPCE ▪ Comps range: 1st quartile of 15.1x and 3rd quartile of 18.9x; comps average of 16.4x ▪ Selected range of 15.4x – 17.4x, reflecting the comps average of 16.4x +/- 1.0x
Price / AFFO	▪ Based on 2018E AFFO; reflects first stabilization year of BPCE ▪ Comps range: 1st quartile of 18.6x and 3rd quartile of 25.7x; comps average of 22.2x ▪ Selected range of 21.2x – 23.2x, reflecting the comps average of 22.2x +/- 1.0x
Implied Cap Rate	▪ Comps range: 1st quartile of 6.20% and 3rd quartile of 4.98%; comps average of 5.51% ▪ Selected range of 5.71% – 5.31%, reflecting the comps average of 5.51% +/- 0.20%

Implied BOX Valuation Range (Financials Based on BOX Management's 2017 Business Plan)

Metric	Selected Range		BOX	Implied BOX Unit Price	
	Low	High	Metric(2)	Low	High
Price / NAV	0.87x	0.97x	$33.82	$29.54	$32.92
	Comparables Average (0.92x) +/- 0.05x		*IFRS NAVPU (Q4 2016)*		
Price / FFO	15.4x	17.4x	$2.02	$31.14	$35.19
	Comparables Average (16.4x) +/- 1.0x		*FFO / Unit (2018E)*		
Price / AFFO	21.2x	23.2x	$1.77	$37.40	$40.94
	Comparables Average (22.2x) +/- 1.0x		*AFFO / Unit (2018E)*		
Implied Cap Rate(3)	5.71%	5.31%	$282MM	$27.67	$31.65
	Comparables Average (5.51%) +/- 0.20%		*Adj. NOI (NTM)*		
Implied BOX Unit Valuation Range				**$27.67**	**$40.94**

(1) Peer comparable trading metrics are based on equity research consensus estimates
(2) BOX financial metrics are based on BOX Management projections, as per the 2017 Business Planning session
(3) NTM NOI (as at 31-Mar-2017) of $282MM represents NOI of current commercial properties (excl. BPCE). NAV adjustments include BPCE included at its $684MM IFRS value (as at Q4 2016), $2,839MM of debt (as at Q4 2016), $100MM in MTM debt adjustments and $91MM of working capital

Source: BOX Management projections (2017 Business Planning Session), Company Disclosure, Equity Research, FactSet, Capital IQ

Greenhill

30

PRIVILEGED AND CONFIDENTIAL – FOR DISCUSSION PURPOSES ONLY

Valuation Analysis

Precedent Transactions Analysis

Select North American Office-weighted REIT M&A Transactions[1]

Greenhill has evaluated comparable office-weighted REIT M&A transactions in Canada and the United States[1]

The selected range of P / NAV multiples and premiums paid were applied to BOX's statistics to derive an implied value

Announcement Date	Target	Acquiror	Transaction Value (C$MM)	Implied P / NAV[2]	Premium Paid (%) 1-Day	Premium Paid (%) 30-Day
29-Apr-2016	Parkway Properties	Cousins Properties	$4,801	0.99x	13.0%	12.4%
08-Oct-2015	BioMed Realty Trust	Blackstone Real Estate Advisors	$10,288	1.02x	10.0%	29.4%
28-May-2013	CapLease	VEREIT	$2,133	1.18x	19.7%	20.2%
25-Apr-2013	MPG Office Trust	Brookfield Office Properties	$1,825	1.01x	21.2%	16.7%
17-Jan-2012	Whiterock REIT	Dream Office REIT	$1,024	1.17x	13.6%	23.5%
28-Nov-2011	CANMARC REIT	Cominar REIT	$714	1.13x	15.2%	18.1%
05-Nov-2007	American Financial Realty Trust	Gramercy Property Trust	$2,966	0.82x	30.7%	10.6%
14-Aug-2007	IPC US REIT	Behringer Harvard REIT	$1,442	0.74x	n.m.[3]	
24-Jul-2007	Republic Property Trust	Liberty Property Trust	$868	1.13x	28.0%	19.7%
22-May-2007	Crescent Real Estate Equities Co.	Morgan Stanley Real Estate	$6,211	1.07x	5.5%	10.4%
14-Feb-2007	Alexis Nihon	Homburg Invest	$384	1.26x	24.9%	30.6%
19-Nov-2006	Equity Office Properties	Blackstone Real Estate Advisors	$45,102	1.06x	24.1%	33.2%
03-Aug-2006[4]	Reckson Associates	SL Green Realty	$6,639	1.11x	4.7%	11.4%
01-Jun-2005[5]	O&Y Properties	BPO Properties, CPPIB, Arca	$974	1.04x	28.5%	33.8%
01-Jun-2005[5]	O&Y REIT	BPO Properties, CPPIB, Arca	$1,073	1.12x	6.2%	16.1%
			1st Quartile	1.01x	10.8%	13.3%
			Average	1.06x	17.5%	20.4%
			Median	1.07x	17.5%	18.9%
			3rd Quartile	1.13x	24.7%	27.9%

Number of Transactions: 15

Implied BOX Valuation Range

Metric	# of Transactions	Selected Range Low	Selected Range High	BOX Metric	Implied BOX Unit Price Low	Implied BOX Unit Price High
Premium to Unaffected Price (30-Day Premium)	14	**15.4%**	**25.4%**	**$26.19**	**$30.23**	**$32.85**
		Average of precedents (20.4%) +/- 5.0%		*Unaffected Price (30D pre-offer)[6]*		
Price / NAV	15	**1.01x**	**1.11x**	**$33.82**	**$34.05**	**$37.43**
		Average of precedents (1.06x) +/- 0.05x		*IFRS NAV (Q4 2016)*		
Implied BOX Unit Valuation Range					**$30.23**	**$37.43**

(1) Analysis includes select M&A transactions announced since 2005 involving a Canadian or US office-weighted REIT target and a transaction value greater than C$100MM
(2) Based on equity research consensus estimates at the time of the transaction announcement
(3) Implied premium for IPC US REIT excluded due to unclear unaffected date. There were rumours of a potential sale process as early as August 2006. In January 2007, IPC US REIT formally announced a sale process and retained financial advisors. A transaction was ultimately announced in August 2007
(4) There were rumours of a Reckson sale process in July 2006. Premiums are based on an assumed unaffected date of 02-Jul-2006, the last day before sale rumours
(5) O&Y initiated a sale process of both O&Y REIT ("OYR") and O&Y Properties ("OYP"; owned 42% of OYR) on 15-Feb-2005. A transaction for both entities with the Brookfield consortium was originally announced in June 2005, but unitholders of OYR voted down the transaction. A revised transaction for both OYR and OYP was announced on 26-Aug-2005 and was subsequently approved. Deal values reflect the final deal. Premium figures are based on the 1-day and 30-day prices prior to the initial sale process announcement on 15-Feb-2005
(6) Represents the BOX unit price on 12-Dec-2016 (30 days prior to the initial offer announcement)

Source: Company Filings, Capital IQ, Equity Research, FactSet

Greenhill

31

PRIVILEGED AND CONFIDENTIAL – FOR DISCUSSION PURPOSES ONLY

Valuation Analysis

Precedent Minority Squeeze Out Transactions

Select Transactions Since 2000

Greenhill has evaluated select minority squeeze out transactions in North America across all industries since 2000

Greenhill also considered precedent Brookfield minority squeeze out transactions as reference points (e.g. BRP, BPO)

Summary (All Transactions Since 2000)

	% Inc. in Price	Initial Premium			Final Premium		
		1D	1W	1M	1D	1W	1M
1st Quartile	0.0%	8.8%	10.6%	10.2%	12.5%	12.9%	14.0%
Average	**8.4%**	**19.2%**	**21.0%**	**23.2%**	**30.0%**	**31.9%**	**34.1%**
Median	**0.1%**	**17.1%**	**18.1%**	**21.3%**	**23.9%**	**26.5%**	**28.1%**
3rd Quartile	14.9%	24.4%	29.4%	31.6%	41.5%	43.5%	47.7%

Number of Transactions: 100

Precedent Brookfield Minority Squeeze Outs[1]

Ann. Date	Target	Acquiror	% Sought	% Inc. in Price	1M Premium (%)	
					Initial	Final
Oct-14	Brookfield Residential	Brookfield Asset Management	30.6%	5.4%	15.9%	22.2%
Sep-13	Brookfield Office Properties	Brookfield Property Partners	49.0%	5.2%	21.1%	27.3%
		Average		**5.3%**	**18.5%**	**24.8%**

Screen Criteria

- Greenhill has reviewed precedent minority squeeze out transactions based on the following criteria:
  - Targets located in Canada or the United States
  - All industries
  - Announced since 2000
  - Transaction value greater than US$100MM
  - Acquisitions of the remaining interest in the target, where a 10 – 50% minority interest was acquired in the transaction
- Total data set of selected transactions includes 100 transactions since 2000

Implied BOX Valuation

Metric	# of Transactions	Selected Range		BOX Metric	Implied BOX Unit Price	
		Low	High		Low	High
Premium to Unaffected Price (Based on Final 1-Month Premium)	100	**20.6%**	**35.6%**	**$26.19**	**$31.57**	**$35.50**
		Precedents 1-month median premium (28.1%) +/- 7.5%		*Unaffected Price (30D pre-offer)* [2]		
Implied BOX Unit Valuation Range					**$31.57**	**$35.50**

Notes: Data set includes minority squeeze out transactions of a 10-50% remaining interest involving Canadian and US targets with transaction values greater than $100MM since 2000
(1) Represents select Brookfield minority squeeze out transactions in the real estate sector
(2) Represents the BOX unit price on 12-Dec-2016 (30 days prior to the initial offer announcement)
Source: Company Disclosure, ThomsonONE, Capital IQ

Greenhill | 32

PRIVILEGED AND CONFIDENTIAL – FOR DISCUSSION PURPOSES ONLY

Valuation Analysis

Weighted Average Cost of Capital (WACC) Analysis

Greenhill has utilized the CAPM methodology to arrive at an estimated BOX cost of equity of ~8.0%

BOX's weighted average cost of capital is estimated to be ~6.3%

BOX – Stated Cost of Capital

- As of December 31, 2016, BOX in its annual report has estimated its cost of capital as:
  - Cost of equity: 9.0%
  - Cost of debt: 3.8%
  - **WACC: 6.2%**

Beta Determination (Based on Selected Trading Comparables)

Company	Predicted Levered Beta[1]	Equity Market Value (C$MM)[2]	Debt (C$MM)[3]	Leverage Ratios D / E	Leverage Ratios D / (D+E)	Unlevered Beta
Brookfield Canada Office Properties	**0.962**	**$2,958**	**$2,828**	**96%**	**49%**	**0.492**
Selected North American Office-weighted REIT Comparables						
Boston Properties	0.922	$31,125	$12,057	39%	28%	0.665
Vornado Realty Trust	0.951	27,881	17,939	64%	39%	0.579
SL Green Realty	1.097	15,311	12,416	81%	45%	0.606
Alexandria Real Estate Equities	0.939	13,817	5,847	42%	30%	0.660
Kilroy Realty	0.932	9,870	3,137	32%	24%	0.707
Douglas Emmett	0.972	9,551	5,558	58%	37%	0.614
H&R REIT	0.803	6,916	6,141	89%	47%	0.425
Paramount Group	0.929	6,130	4,460	73%	42%	0.538
Empire State Realty Trust	0.867	4,595	2,175	47%	32%	0.588
Piedmont Office Realty Trust	0.824	4,424	2,728	62%	38%	0.510
Columbia Property Trust	0.884	3,726	2,138	57%	36%	0.562
Allied Properties REIT	0.834	3,225	1,909	59%	37%	0.524
Dream Office REIT	0.948	2,238	2,650	118%	54%	0.434
Parkway	1.090	1,346	1,075	80%	44%	0.606
Average	**0.928**	**$10,011**	**$5,731**	**64%**	**38%**	**0.573**
Median	**0.931**	**$6,523**	**$3,799**	**60%**	**38%**	**0.584**

Median Unlevered Beta From Comps	**0.584**
Targeted Debt / Capital	38%
Implied Levered Beta	**0.944**

WACC Calculation

Equity Risk Premium (Rm-Rf)[4]	6.94%
Multiply by: Assumed Levered Beta	0.944
Adjusted Equity Risk Premium	6.55%
Add: Risk-Free Rate of Return (Rf)	1.46%
Cost of Equity (Ke)	**8.01%**
Multiply by: E/(D+E)	62%
Cost of Equity Portion	4.95%
Cost of Debt (Kd)[6]	**3.46%**
Assumed Tax Rate	0.0%
After-Tax Cost of Debt	3.46%
Multiply by: D/(D+E)	38%
Cost of Debt Portion	1.32%
Implied WACC	**6.27%**

Key Assumptions

Equity Risk Premium (Rm-Rf)[4]	6.94%
Risk-Free Rate of Return(Rf)[5]	1.46%
Assumed Cost of Debt (Kd)[6]	3.46%
Assumed Tax Rate	0.0%
Targeted Debt / Capital[7]	38%

WACC Sensitivity Analysis

Targeted Debt / Capital	Assumed Unlevered Beta 0.484	0.584	0.684
30%	5.42%	6.11%	6.81%
35%	5.52%	6.21%	6.91%
38%	5.58%	6.27%	6.97%
45%	5.72%	6.41%	7.11%
50%	5.82%	6.51%	7.21%

Notes: Market data as at 19-Apr-2017
(1) Based on Barra Betas (predicted local betas)
(2) Based on fully diluted market capitalization
(3) Represents consolidated debt plus the company's share of unconsolidated debt. Where available, debt figures were adjusted to reflect the company's proportionate debt
(4) Long-term expected equity risk premium, as per Duff & Phelps estimates
(5) Current yield on Canadian Government 10-year bond as of 19-Apr-2017
(6) Estimated cost of debt based on the current yield of the Canadian Government 10-year bond plus a credit spread of 200 bps (per BOX Management financing estimates)
(7) Based on the average debt / capital of selected trading comparables (~38%)
Source: Company Disclosure, FactSet, Barra Betas, Bloomberg, Duff & Phelps, Greenhill Analysis

Greenhill | 33

PRIVILEGED AND CONFIDENTIAL – FOR DISCUSSION PURPOSES ONLY

Valuation Analysis

Distribution Discount Model Analysis

Projections as per BOX Management's 2017 Business Plan

Greenhill prepared a distribution discount model analysis using five year distribution projections provided by BOX Management (as per its 2017 Business Plan)

BOX has a targeted long term AFFO payout ratio of 90%

Distributions were discounted at BOX's estimated cost of equity based on the CAPM methodology

Analysis assumes a terminal distribution growth rate of 3.50%

Key Assumptions

- 5-year financial projections (FFO, AFFO, distributions) as per BOX Management's 2017 Business Plan
- Assumed valuation date of 31-Mar-2017
  - Stub period used for pro rata 2017 cash flows
- Estimated cost of equity of 8.00%, based on the CAPM methodology(2)
- Terminal value based on a perpetual distribution growth rate of 3.50%

Distribution Discount Model – Projections as per BOX Management's 2017 Business Plan

		2017E	2018E	2019E	2020E	2021E	17E-'21E CAGR
Present Value of Distributions							
FFO/Unit		$1.85	$1.99	$1.96	$1.96	$2.11	3.3%
Annual Growth Rate (%)			7.2%	(1.4%)	(0.0%)	7.8%	
AFFO/Unit		$1.55	$1.74	$1.67	$1.69	$1.85	4.5%
Annual Growth Rate (%)			12.3%	(4.0%)	1.2%	9.5%	
Distributions/Unit		$1.38	$1.46	$1.54	$1.61	$1.69	5.2%
Distributions/Unit Annual Growth (%)			5.8%	5.5%	4.5%	5.0%	
Implied FFO Payout Ratio		74.4%	73.5%	78.6%	82.3%	80.1%	
Implied AFFO Payout Ratio		89.0%	83.9%	92.2%	95.3%	91.3%	
Remaining Distributions/Unit(1)		$1.03	$1.46	$1.54	$1.61	$1.69	
Discounted Distributions/Unit (8.00% Cost of Equity)		$1.01	$1.33	$1.30	$1.25	$1.22	
Present Value of Distributions (2017-21E)	$6.10						
Present Value of Terminal Value							
Applied Perpetuity Growth Rate	3.5%						
Implied 2021E FFO Multiple	18.4x						
Terminal Value	$38.87						
Present Value of Terminal Value	$26.97						
Implied Unit Price	$33.06						

Cost of Equity Overview(2)

Key Assumptions	
Market Risk Premium	6.94%
Risk Free Rate (10-yr GoC Bond)	1.46%
Assumed Levered Beta	0.944
Cost of Equity	**8.01%**
Applied Cost of Equity (Rounded)	**8.00%**

Implied Unit Price – Sensitivity Analysis

Cost of Equity	Terminal Distribution Growth % 3.25%	3.50%	3.75%
7.75%	$33.33	$35.00	$36.88
8.00%	$31.58	$33.06	$34.72
8.25%	$30.01	$31.33	$32.80

Notes:
(1) Remaining distribution figure for 2017E reflects the 9 of 12 remaining monthly distributions to be paid over the year
(2) For a full overview of cost of equity assumptions, see page 33
Source: BOX Management Projections (2017 Business Planning Session), Bloomberg, Factset, Duff & Phelps

Greenhill

34

PRIVILEGED AND CONFIDENTIAL ? FOR DISCUSSION PURPOSES ONLY Valuation Analysis Discounted Cash Flow Analysis Based on BOX Management Asset Projections (2017 Business Plan) Based on BOX Management projections, Greenhill has evaluated the present value of BOX?s cash flows based on a range of discount rates and terminal cap rates Analysis represents a bottom-up consolidation of the asset level projections Key Assumptions ??5-year DCF analysis (2017-2021E) based on BOX Management asset projections Forecast represents a roll-up of individual asset projections with corporate adjustments ??Valuation date of 31-Mar-2017 ? Stub period used for remaining 2017 cash flows ??Assumed WACC of 6.30% Cash flows are discounted using mid-year convention ??Terminal value based on terminal cap rate of 5.75% and terminal year 2021E NOI ??Cost savings case assumes $500k of pro forma public company costs Terminal value assumes cost savings are capitalized at 15.0x(3) Terminal Value Build Terminal Year NOI $366.9 (?) Terminal Cap Rate 5.75% Terminal Value $6,380.2 PV of Terminal Value $4,773.1 Year Ended December 31 Terminal Value C$MM, unless noted Year Year yrEnded December 31Yyear Terminal Figures are on a BOX proportionate basis 2017E 2018E 2019E 2020E 2021E Value Consolidated Adj. NOI(1) $298.0 $340.7 $351.4 $352.7 $366.9 % Growth 11.1% 14.3% 3.1% 0.4% 4.0% (-) Capex(77.4)(14.5)(13.9)(15.1)(14.2) (-) Leasing Costs(39.0)(56.2)(24.9)(16.5)(13.8) (-) Development Profit Payments to BOPI/BPY(2)(67.1)(148.0) —— Property Unlevered Free Cash Flow $114.6 $122.1 $312.6 $321.1 $338.9 (-) Corporate G&A(28.8)(32.1)(33.0)(33.6)(36.8) Corporate Unlevered Free Cash Flow $85.8 $89.9 $279.5 $287.4 $302.1 Stub Year Factor 75% 100% 100% 100% 100% Corporate Unlevered Free Cash Flow $47.6 $89.9 $279.5 $287.4 $302.1 $6,380.2 Discount Period 0.25 1.25 2.25 3.25 4.25 4.75 Discount Factor (Mid Year Convention) 0.98 0.93 0.87 0.82 0.77 0.75 Present Value of Unlevered Free Cash Flow $46.8 $83.3 $243.6 $235.6 $233.0 $4,773.1 Estimated G&A Cost Savings Standalone Incentive Fee + Public Company Costs $14.8 $17.8 $18.2 $18.4 $21.1 (-) Pro Forma G&A Costs(0.5)(0.5)(0.5)(0.5)(0.5) Total Pro Forma G&A Cost Savings $14.3 $17.3 $17.7 $17.9 $20.6 $308.9 Unit price calculation Unit Price Calculation Implied Unit Price (Standalone) Sum of Discounted Cash Flows $842.4 Terminal WACC PV of Terminal Value 4,773.1 Cap Rate 6.55% 6.30% 6.05% Enterprise Value $5,615.5 5.50% $32.03 $32.68 $33.35 (-) Debt (Q4 2016)(2,828.0) 5.75% $29.74 $30.36 $31.00 (+) Cash (Q4 2016) 52.2 6.00% $27.64 $28.24 $28.85 Net Debt($2,775.8) Implied Unit Price (with Cost Savings(3) ) Implied Equity Value $2,839.7 Terminal WACC (?) Total Units Outstanding (MM) 93.5 Cap Rate 6.55% 6.30% 6.05% Implied Unit Price (Standalone) $30.36 5.50% $35.22 $35.91 $36.60 (+) PV of Cost Savings (C$ / Unit) $3.22 5.75% $32.93 $33.59 $34.25 Implied Unit Price (with cost savings) $33.59 6.00% $30.82 $31.46 $32.10 (1) Calculated as a roll-up of asset NOI projections and adjusted for non-cash items, as per BOX Management projections (2) $67.1MM final payment due to BOPI upon stabilization of BACE, expected in 2017 (assumed paid in 2H 2017 and not impacted by 2017 stub year factor). $148MM final payment due to BOPI upon stabilization of BPCE in 2018. Includes additional $84MM required for lease-up of remaining space (3) Assumes cost savings are capitalized at 15.0x, based on BOX?s historical average P/FFO multiple over the last five years Source: BOX Management, Company Disclosure, FactSet, Duff & Phelps, Bloomberg, Greenhill Analysis 35

PRIVILEGED AND CONFIDENTIAL ? FOR DISCUSSION PURPOSES ONLY Valuation Analysis Net Asset Value (?NAV?) Analysis Overview of Approach and Valuation Methodology In preparing its NAV analysis on BOX, Greenhill relied on asset-level financial projections prepared by BOX Management Methodology Summary ??The NAV methodology ascribes a value for each category of asset and liability, utilizing the appropriate valuation method for each case The sum of total assets less total liabilities yields the net asset value ??Asset-by-asset discounted cash flow analyses were used to value BOX?s operating real estate and properties in development (BPCE) Greenhill has made adjustments to select items (i.e. mark-to-market on debt, updated development profit figures) Other assets and liabilities and working capital items were valued at their current book value as at December 31, 2016 Discounted Cash Flow Framework ??The DCF approach requires certain assumptions be made including future unlevered free cash flows, hold periods, discount rates and terminal values Future unlevered cash flows for each asset are based on BOX Management projections Discount rates and terminal cap rates for each property were based on BOX Management estimates, which were reviewed by Greenhill ? Greenhill also reviewed public market benchmarks, recent asset transaction data and third party data providers Discount rates and terminal cap rates for the Company?s office property values ranged from 7.25 ? 5.75% and 6.75 ? 5.00%, respectively ? Blended discount rate range (weighted average): 6.43 ? 5.93% ? Blended terminal cap rate range (weighted average): 5.93 ? 5.43% Assumed valuation date of March 31, 2017 10 year hold period for each asset (length of BOX Management projections provided to Greenhill) Adjustments to each asset?s gross asset value were made to reflect BOX?s proportionate ownership share ? FCP was adjusted to reflect ground lease expiry in 2023 (and revision to 12.5% implied freehold interest) ??The individual property values resulting from the above analyses were reviewed in conjunction with implied capitalization rates and price per square foot to ensure they were consistent with market parameters 36

PRIVILEGED AND CONFIDENTIAL – FOR DISCUSSION PURPOSES ONLY

Valuation Analysis

NAV Analysis (cont'd)

Overview of Key Valuation Assumptions and Asset Value Summary

Property	# of Assets	Key Valuation Assumptions[1]						Asset Value - BOX Proportionate Share (C$000s)			Implied Valuation Metrics					
		Terminal Cap Rate			Discount Rate						Going-in Cap Rate (NTM)[2]			Implied Value / SqFt. (C$)		
		Low	Mid	High	Low	Mid	High	Low	Mid	High	Low	Mid	High	Low	Mid	High
Toronto																
Bay Wellington Tower	1	5.50%	5.25%	5.00%	6.25%	6.00%	5.75%	$940,759	$987,831	$1,039,698	4.50%	4.29%	4.07%	$669	$702	$739
Brookfield Place - Retail	1	5.50%	5.25%	5.00%	6.25%	6.00%	5.75%	35,876	37,610	39,520	5.19%	4.96%	4.72%	$1,380	$1,447	$1,520
Brookfield Place - Parking	-	5.50%	5.25%	5.00%	6.25%	6.00%	5.75%	51,148	53,629	56,360	4.73%	4.51%	4.29%	$181	$190	$200
20-22 Front St. W.	1	6.00%	5.75%	5.50%	6.50%	6.25%	6.00%	56,409	59,108	62,061	5.29%	5.05%	4.81%	$392	$410	$431
Exchange Tower	1	5.75%	5.50%	5.25%	6.50%	6.25%	6.00%	259,142	272,344	286,835	5.51%	5.24%	4.98%	$421	$443	$466
105 Adelaide St. West	1	5.75%	5.50%	5.25%	6.25%	6.00%	5.75%	81,807	85,830	90,246	5.63%	5.36%	5.10%	$382	$401	$422
Hudson's Bay Centre	1	5.75%	5.50%	5.25%	6.75%	6.50%	6.25%	289,847	303,929	319,384	4.90%	4.68%	4.45%	$315	$330	$347
Queen's Quay Terminal	1	6.00%	5.75%	5.50%	6.50%	6.25%	6.00%	182,028	190,484	199,723	4.87%	4.65%	4.43%	$357	$373	$392
First Canadian Place	1	5.50%	5.25%	5.00%	6.50%	6.25%	6.00%	185,277	194,392	204,433	5.95%	5.67%	5.40%	$262	$275	$289
Bay Adelaide West	1	5.75%	5.50%	5.25%	6.25%	6.00%	5.75%	718,422	750,991	786,699	5.62%	5.38%	5.14%	$521	$545	$570
Bay Adelaide East	1	5.75%	5.50%	5.25%	6.25%	6.00%	5.75%	562,039	590,215	621,113	5.69%	5.42%	5.15%	$464	$487	$513
Bay Adelaide - Below Grade[3]	-	5.75%	5.50%	5.25%	6.25%	6.00%	5.75%	91,168	95,464	100,177	5.13%	4.90%	4.67%	$1,266	$1,326	$1,392
2 Queen St. E.	1	5.50%	5.25%	5.00%	6.25%	6.00%	5.75%	54,010	56,614	59,481	5.27%	5.03%	4.79%	$404	$423	$445
Toronto - Total	**11**	**5.68%**	**5.43%**	**5.18%**	**6.34%**	**6.09%**	**5.84%**	**$3,507,933**	**$3,678,441**	**$3,865,731**	**5.20%**	**4.96%**	**4.72%**	**$463**	**$485**	**$510**
Ottawa[4]																
Place de Ville I	2	6.75%	6.50%	6.25%	7.25%	7.00%	6.75%	$40,546	$42,205	$43,998	6.40%	6.15%	5.90%	$171	$178	$186
Place de Ville II	2	6.50%	6.25%	6.00%	7.00%	6.75%	6.50%	44,956	46,891	48,992	7.07%	6.77%	6.48%	$194	$203	$212
Jean Edmonds Towers	2	6.75%	6.50%	6.25%	7.00%	6.75%	6.50%	27,593	28,790	30,085	8.01%	7.67%	7.34%	$166	$174	$182
Ottawa - Total	**6**	**6.65%**	**6.40%**	**6.15%**	**7.09%**	**6.84%**	**6.59%**	**$113,095**	**$117,885**	**$123,076**	**7.06%**	**6.77%**	**6.49%**	**$179**	**$186**	**$194**
Calgary																
Bankers Hall	3	6.25%	6.00%	5.75%	6.50%	6.25%	6.00%	$525,204	$547,510	$571,786	6.17%	5.92%	5.67%	$397	$414	$433
Bankers Court	1	6.50%	6.25%	6.00%	6.75%	6.50%	6.25%	75,600	78,492	81,624	6.77%	6.52%	6.27%	$454	$471	$490
Suncor Energy Centre	2	6.25%	6.00%	5.75%	6.50%	6.25%	6.00%	560,891	584,474	610,138	6.34%	6.08%	5.83%	$539	$562	$586
Fifth Avenue Place	2	6.50%	6.25%	6.00%	6.75%	6.50%	6.25%	358,067	373,315	389,857	5.12%	4.91%	4.70%	$405	$422	$441
Calgary - Total	**8**	**6.32%**	**6.07%**	**5.82%**	**6.57%**	**6.32%**	**6.07%**	**$1,519,762**	**$1,583,791**	**$1,653,405**	**6.01%**	**5.77%**	**5.53%**	**$445**	**$464**	**$484**
Development																
Brookfield Place Calgary East	1	6.25%	6.00%	5.75%	6.50%	6.25%	6.00%	$671,208	$707,871	$747,786	4.69%	4.45%	4.21%	$479	$506	$534
Development - Total	**1**	**6.25%**	**6.00%**	**5.75%**	**6.50%**	**6.25%**	**6.00%**	**$671,208**	**$707,871**	**$747,786**	**4.69%**	**4.45%**	**4.21%**	**$479**	**$506**	**$534**
BOX Total	**26**	**5.93%**	**5.68%**	**5.43%**	**6.43%**	**6.18%**	**5.93%**	**$5,811,999**	**$6,087,988**	**$6,389,998**	**5.48%**	**5.24%**	**5.00%**	**$446**	**$467**	**$490**

Notes: Figures are shown on a BOX proportionate share
(1) Midpoint cap rates and discount rates are BOX Management estimates and were reviewed by Greenhill. Low and high rates reflect the midpoint raised or lowered by 25 bps
(2) Based on implied asset valuation and projected NTM NOI. NTM NOI figures as at 31-Mar-2017 calculated based on the appropriate weighting of 2017E and 2018E NOI projections
(3) Represents the subterranean retail and parking operations of the Bay Adelaide Centre
(4) Merivale Place in Nepean was excluded from valuation as it was deemed immaterial by BOX Management. Any marginal asset value is offset by environmental liabilities, as per BOX Management
Source: BOX Management projections (as per BOX 2017 Business Planning session), Company Disclosure, Greenhill Analysis

Greenhill

37

PRIVILEGED AND CONFIDENTIAL – FOR DISCUSSION PURPOSES ONLY

Valuation Analysis

NAV Analysis (cont'd)

Valuation Summary and Implied NAV per Unit

Greenhill has estimated BOX's NAV per unit to be in the range of $29.75 to $35.93

NAV Analysis Summary (BOX Proportionate Basis)

(Figures in C$000s, unless noted)	Low Case	Mid Case	High Case
Real Estate Assets			
Operating Real Estate (26 properties)	$5,140,790	$5,380,117	$5,642,212
Development Property (BPCE)	671,208	707,871	747,786
Total Real Estate Assets	**$5,811,999**	**$6,087,988**	**$6,389,998**
Other Assets			
(+) Cash and Cash Equivalents	$52,200	$52,200	$52,200
(+) Other Assets (1)	23,700	23,700	23,700
Total Assets	**$5,887,899**	**$6,163,888**	**$6,465,898**
Liabilities			
(-) Property Debt (2)	($2,779,220)	($2,779,220)	($2,779,220)
(-) Corporate Debt (2)	(60,000)	(60,000)	(60,000)
(-) Mark-to-Market on Debt (3)	(99,853)	(99,853)	(99,853)
(-) Other Liabilities (4)	(166,800)	(166,800)	(166,800)
Total Liabilities	**($3,105,873)**	**($3,105,873)**	**($3,105,873)**
Net Asset Value	**$2,782,025**	**$3,058,015**	**$3,360,025**
(÷) Total Units Outstanding (MM units)	93.5	93.5	93.5
NAV per Unit (C$)	**$29.75**	**$32.70**	**$35.93**
BOX Management IFRS NAV (Q4 2016)	$33.82	$33.82	$33.82
Premium / (Discount) to IFRS NAV	**(12.0%)**	**(3.3%)**	**6.2%**

Notes:
1. (1) Includes tenant and other receivables, and other assets, recorded at book value (as at 31-Dec-2016)
2. (2) Debt balance as at December 31, 2016. Deferred financing expenses ($11.2MM as at December 31, 2016) were given no value
3. (3) Greenhill marked BOX's debt to market (as at 31-Dec-2016) based on applicable Government of Canada bond yields and estimated real estate financing spreads, as per BOX Management
4. (4) Includes accounts payable and other liabilities recorded at book value (as at 31-Dec-2016)

Source: BOX Management projections (as per BOX 2017 Business Planning session), Company Disclosure, Greenhill Analysis

Greenhill | 38

PRIVILEGED AND CONFIDENTIAL – FOR DISCUSSION PURPOSES ONLY

Valuation Analysis

Asset Valuation Comparison

Comparison of Greenhill NAV, IFRS NAV and External Appraisal Values

Asset Values at BOX's Ownership Share | Figures in C$000s

Property	Greenhill NAV Analysis			IFRS Valuation (Q4 2016)[1]	Variance vs. GHL Mid Case	External Appraisal Valuation[2]	Variance vs. GHL Mid Case
	Low Case	Mid Case	High Case				
Toronto							
Bay Wellington Tower	$940,759	$987,831	$1,039,698	$954,800	(3.3%)	-	-
Brookfield Place - Retail	35,876	37,610	39,520	35,100	(6.7%)	-	-
Brookfield Place - Parking	51,148	53,629	56,360	53,700	0.1%	-	-
20-22 Front St. W.	56,409	59,108	62,061	60,400	2.2%	-	-
Exchange Tower	259,142	272,344	286,835	267,600	(1.7%)	-	-
105 Adelaide St. West	81,807	85,830	90,246	84,500	(1.5%)	-	-
Hudson's Bay Centre	289,847	303,929	319,384	313,300	3.1%	292,000	(3.9%)
Queen's Quay Terminal	182,028	190,484	199,723	197,200	3.5%	222,000	16.5%
First Canadian Place	185,277	194,392	204,433	200,525	3.2%	220,500	13.4%
Bay Adelaide West	718,422	750,991	786,699	795,000	5.9%	-	-
Bay Adelaide East	562,039	590,215	621,113	581,700	(1.4%)	684,000	15.9%
Bay Adelaide - Below Grade	91,168	95,464	100,177	100,900	5.7%	-	-
2 Queen St. E.	54,010	56,614	59,481	68,800	21.5%	70,250	24.1%
Toronto - Total	**$3,507,933**	**$3,678,441**	**$3,865,731**	**$3,713,525**	**1.0%**		
Ottawa							
Place de Ville I	$40,546	$42,205	$43,998	$46,875	11.1%	47,250	12.0%
Place de Ville II	44,956	46,891	48,992	48,900	4.3%	51,500	9.8%
Jean Edmonds Towers	27,593	28,790	30,085	36,575	27.0%	39,000	35.5%
Ottawa - Total	**$113,095**	**$117,885**	**$123,076**	**$132,350**	**12.3%**		
Calgary							
Bankers Hall	$525,204	$547,510	$571,786	$563,600	2.9%	569,500	4.0%
Bankers Court	75,600	78,492	81,624	85,400	8.8%	83,000	5.7%
Suncor Energy Centre	560,891	584,474	610,138	533,800	(8.7%)	-	-
Fifth Avenue Place	358,067	373,315	389,857	338,250	(9.4%)	-	-
Calgary - Total	**$1,519,762**	**$1,583,791**	**$1,653,405**	**$1,521,050**	**(4.0%)**		
Development							
Brookfield Place Calgary East	$671,208	$707,871	$747,786	$684,000	(3.4%)	-	-
Development - Total	**$671,208**	**$707,871**	**$747,786**	**$684,000**	**(3.4%)**		
BOX Total	**$5,811,999**	**$6,087,988**	**$6,389,998**	**$6,050,925**	**(0.6%)**		

Notes:

(1) Values as at Q4 2016 prepared by BOX Management

(2) Represents valuations of select BOX assets with external appraisals prepared within the last 12 months (as prepared for BOX Management). All external appraisal values are as of December 31, 2016, with the exception of the Hudson's Bay Centre which was appraised on June 1, 2016. Greenhill was provided these external appraisal reports by BOX Management as part of its due diligence request

Source: BOX Management projections (as per BOX 2017 Business Planning session), Company Disclosure, Greenhill Analysis, select BOX external appraisals from JLL, CBRE, Colliers and Altus (as prepared for BOX Management)

Greenhill

39

PRIVILEGED AND CONFIDENTIAL ? FOR DISCUSSION PURPOSES ONLY Table of Contents 1. Executive Summary 2. BOX Overview 3. Valuation Analysis Appendix 40

PRIVILEGED AND CONFIDENTIAL – FOR DISCUSSION PURPOSES ONLY

Appendix

Operational Benchmarking

Select Canadian and U.S. Office-weighted REIT Peers

Greenhill considered publicly traded comparables which have some elements reflective of BOX's business mix, asset quality and size:

- Selected REITs in the Canada and the U.S.
- High quality office assets in leading, high-barrier to entry markets

Office Weighting (% of Portfolio)

Company	Office %
BOX	78.1%
Canadian Peers	
Dream Office REIT	99.5%
Allied Properties REIT	70.9%
H&R REIT	26.3%
U.S. Peers	
Alexandria Real Estate Equities	100.0%
Columbia Property Trust	100.0%
Kilroy Realty	100.0%
Paramount Group	100.0%
Piedmont Office Realty Trust	100.0%
Parkway	100.0%
Empire State Realty Trust	98.0%
Boston Properties	93.0%
Douglas Emmett	87.0%
SL Green Realty	83.1%
Vornado Realty Trust	70.9%

Select Canadian Office-weighted REIT Peers

Geographic Breakdown


34%
66%
35%
13%
19%
33%
29%
24%
47%
43%
11%
46%
BOX
HR
D
AP
ON
AB
Other CAN
US

Average Net Rent per Square Foot (C$)


$30.0
$21.3
$19.2
$18.7
BOX
AP
D
HR
Average Net Rent per Square Foot (C$)

Select U.S. Office-weighted REIT Peers

Portfolio Exposure to High-Barrier Markets(1)


90%
100%
100%
100%
100%
97%
88%
64%
56%
48%
44%
0%
PKY's properties are 100% in Houston
BOX
BXP
SLG
ESRT
PGRE
VNO
DEI
KRC
ARE
CXP
PDM
PKY
High Barrier Markets

Average Gross Rent per Square Foot (C$)(2)


$49.7
$95.0
$83.5
$82.8
$82.8
$73.2
$60.3
$56.5
$55.5
$51.5
$40.8
$26.4
BOX
PGRE
BXP
SLG
VNO
ESRT
ARE
CXP
KRC
DEI
PDM
PKY
Average Gross Rent per Square Foot (C$)

Notes: Forecasted financial figures are based on research consensus estimates and calendarized to a Dec 31 year-end. Analysis assumes a USD/CAD exchange rate of 1.344 throughout (implies a CAD/USD exchange rate of 0.744)

(1) High Barrier Markets are classified as New York, Washington D.C., San Francisco, Boston, Chicago, Los Angeles, Toronto and Calgary

(2) Calculated by taking implied gross lease revenue from management 2016 projected gross average lease revenue and dividing by 2016 projected average leased area

Source: Company Disclosure, Equity Research, FactSet, BOX Management

Greenhill

41

PRIVILEGED AND CONFIDENTIAL – FOR DISCUSSION PURPOSES ONLY

Appendix

NAV Analysis – Asset Financial Projections (1 of 2)

Based on BOX Management Projections | Figures Displayed on an Proportionate Basis

Property	Forecast Metric	Figures in C$000s (BOX Proportionate Share)									
		2017E	2018E	2019E	2020E	2021E	2022E	2023E	2024E	2025E	2026E
Toronto											
Bay Wellington Tower	NOI	$40,469	$48,022	$50,001	$49,266	$52,877	$54,157	$55,529	$55,840	$56,218	$59,844
	Capex and LCs	(5,499)	(5,228)	(4,965)	(7,267)	(4,610)	(3,610)	(5,180)	(5,394)	(8,725)	(8,801)
	Unlevered FCF	34,971	42,794	45,036	41,999	48,268	50,548	50,349	50,446	47,493	51,042
Brookfield Place - Retail	NOI	1,880	1,816	1,818	1,854	1,887	1,919	1,959	2,005	2,146	2,188
	Capex and LCs	(120)	(80)	(40)	(21)	(19)	(7)	(27)	(70)	(23)	(96)
	Unlevered FCF	1,760	1,736	1,778	1,833	1,869	1,913	1,932	1,935	2,124	2,092
Brookfield Place - Parking	NOI	2,369	2,567	2,631	2,697	2,764	2,834	2,904	2,977	3,051	3,128
	Capex and LCs	0	0	0	(280)	(224)	(224)	(224)	0	0	0
	Unlevered FCF	2,369	2,567	2,631	2,417	2,540	2,610	2,680	2,977	3,051	3,128
20-22 Front St. W.	NOI	2,878	3,305	3,260	1,754	3,635	3,632	3,628	3,624	1,748	4,098
	Capex and LCs	0	0	0	(2,273)	0	0	0	0	(2,694)	0
	Unlevered FCF	2,878	3,305	3,260	(519)	3,635	3,632	3,628	3,624	(945)	4,098
Exchange Tower	NOI	15,177	11,570	9,309	13,813	15,956	16,388	16,716	17,227	16,753	18,502
	Capex and LCs	(3,105)	(10,088)	(4,590)	(2,578)	(1,341)	(1,310)	(1,009)	(376)	(2,266)	(1,370)
	Unlevered FCF	12,073	1,482	4,720	11,235	14,615	15,078	15,708	16,851	14,487	17,132
105 Adelaide St. West	NOI	4,599	4,616	4,705	4,847	4,995	2,790	5,739	5,624	5,580	5,509
	Capex and LCs	(387)	(629)	(1,065)	(1,600)	(1,476)	(3,183)	(205)	0	(436)	(7)
	Unlevered FCF	4,212	3,987	3,640	3,247	3,519	(393)	5,534	5,624	5,144	5,502
Hudson's Bay Centre	NOI	13,961	14,978	15,442	16,145	17,074	17,220	17,636	18,793	19,906	20,204
	Capex and LCs	(2,499)	(1,909)	(2,278)	(1,841)	(1,759)	(1,768)	(4,369)	(3,642)	(2,261)	(2,938)
	Unlevered FCF	11,461	13,069	13,164	14,304	15,314	15,452	13,268	15,151	17,645	17,266
Queen's Quay Terminal	NOI	8,454	10,064	10,732	10,799	11,216	11,812	12,267	12,550	12,484	12,545
	Capex and LCs	(5,281)	(1,683)	(585)	(2,092)	(1,385)	(1,884)	(617)	(50)	(1,401)	(2,052)
	Unlevered FCF	3,172	8,381	10,147	8,707	9,831	9,929	11,650	12,500	11,083	10,493
First Canadian Place	NOI	10,875	11,500	11,616	11,994	12,328	11,552	11,335	9,825	11,846	11,840
	Capex and LCs	(2,298)	(2,710)	(1,848)	(3,171)	(3,495)	(1,381)	(934)	(2,631)	(429)	(692)
	Unlevered FCF	8,577	8,790	9,768	8,823	8,833	10,171	10,401	7,194	11,418	11,147
Bay Adelaide West	NOI	40,127	41,236	41,453	41,897	42,062	44,451	45,091	45,216	40,329	43,962
	Capex and LCs	(2,417)	(237)	(419)	(1,218)	(3,684)	(1,434)	(1,025)	(926)	(6,795)	(8,910)
	Unlevered FCF	37,710	40,998	41,034	40,679	38,379	43,017	44,065	44,290	33,534	35,052
Bay Adelaide East	NOI	32,000	31,866	31,861	31,857	33,420	34,509	34,634	34,630	34,625	38,118
	Capex and LCs	(67,144)	0	0	0	(150)	(169)	(170)	(172)	(174)	(2,998)
	Unlevered FCF	(35,144)	31,866	31,861	31,857	33,270	34,340	34,464	34,458	34,451	35,120
Bay Adelaide - Below Grade	NOI	4,651	4,716	4,787	4,747	5,160	5,244	5,334	5,415	5,332	5,828
(Inc. Retail + Parking)	Capex and LCs	(498)	0	(225)	(576)	(431)	(383)	(302)	(280)	(434)	(76)
	Unlevered FCF	4,153	4,716	4,562	4,172	4,729	4,861	5,033	5,135	4,898	5,753
2 Queen St. E.	NOI	2,831	2,894	2,915	2,897	3,096	2,527	3,464	3,547	3,539	3,285
	Capex and LCs	(148)	(74)	(108)	(63)	(226)	(795)	(48)	(145)	(28)	(790)
	Unlevered FCF	2,683	2,820	2,807	2,835	2,870	1,733	3,416	3,402	3,512	2,495
Toronto - Total	**NOI**	**$180,270**	**$189,149**	**$190,529**	**$194,566**	**$206,470**	**$209,034**	**$216,235**	**$217,272**	**$213,557**	**$229,050**
	Capex and LCs	**(89,395)**	**(22,638)**	**(16,122)**	**(22,979)**	**(18,800)**	**(16,147)**	**(14,109)**	**(13,686)**	**(25,664)**	**(28,730)**
	Unlevered FCF	**$90,875**	**$166,510**	**$174,407**	**$171,588**	**$187,671**	**$192,890**	**$202,128**	**$203,586**	**$187,893**	**$200,319**

Note: Unlevered FCF is defined as NOI less capex and leasing costs. BACE capex includes $67MM development profit payment to BOPI upon stabilization of BACE (expected 2017E)
Source: BOX Management projections (as per BOX 2017 Business Planning session), Company Disclosure, Greenhill Analysis

Greenhill | 42

PRIVILEGED AND CONFIDENTIAL – FOR DISCUSSION PURPOSES ONLY

Appendix

NAV Analysis – Asset Financial Projections (2 of 2)

Based on BOX Management Projections | Figures Displayed on an Proportionate Basis

Property	Forecast Metric	Figures in C$000s (BOX Proportionate Share) 2017E	2018E	2019E	2020E	2021E	2022E	2023E	2024E	2025E	2026E
Ottawa											
Place de Ville I	NOI	2,492	2,911	2,890	2,972	3,017	3,027	3,064	2,991	3,148	3,137
	Capex and LCs	(729)	(1,442)	(578)	(440)	(274)	(471)	(477)	(415)	(25)	(1)
	Unlevered FCF	1,763	1,469	2,313	2,532	2,743	2,556	2,586	2,575	3,123	3,136
Place de Ville II	NOI	3,118	3,353	3,381	3,382	3,383	3,397	3,428	2,699	3,434	3,427
	Capex and LCs	(1,740)	(684)	(809)	(685)	(1,178)	(693)	(104)	(1,586)	(329)	(302)
	Unlevered FCF	1,378	2,669	2,572	2,698	2,204	2,703	3,324	1,113	3,105	3,125
Jean Edmonds Towers	NOI	2,202	2,229	2,231	2,231	2,231	2,229	2,235	2,236	2,234	2,242
	Capex and LCs	(1,971)	(1,735)	(854)	(290)	(136)	(637)	(120)	(3)	(1)	(1,612)
	Unlevered FCF	232	494	1,377	1,942	2,095	1,591	2,115	2,233	2,233	630
Ottawa - Total	**NOI**	**$7,812**	**$8,493**	**$8,502**	**$8,585**	**$8,631**	**$8,652**	**$8,727**	**$7,926**	**$8,815**	**$8,806**
	Capex and LCs	**(4,440)**	**(3,861)**	**(2,241)**	**(1,414)**	**(1,588)**	**(1,801)**	**(701)**	**(2,004)**	**(354)**	**(1,914)**
	Unlevered FCF	**$3,372**	**$4,632**	**$6,261**	**$7,171**	**$7,042**	**$6,851**	**$8,026**	**$5,921**	**$8,461**	**$6,892**
Calgary											
Bankers Hall	NOI	$32,001	$33,604	$34,051	$34,885	$35,080	$35,028	$35,471	$36,011	$32,404	$34,984
	Capex and LCs	(11,631)	(5,106)	(1,494)	(1,312)	(839)	(3,368)	(2,882)	(645)	(9,559)	(2,105)
	Unlevered FCF	20,371	28,498	32,558	33,573	34,242	31,660	32,589	35,366	22,845	32,879
Bankers Court	NOI	5,151	5,010	5,024	5,092	5,242	5,269	5,318	4,820	5,445	4,843
	Capex and LCs	(123)	0	(11)	0	0	0	(7)	(450)	0	(674)
	Unlevered FCF	5,029	5,010	5,013	5,092	5,242	5,269	5,311	4,371	5,445	4,169
Suncor Energy Centre	NOI	35,861	34,664	35,213	33,366	35,852	35,707	35,968	37,077	36,708	36,937
	Capex and LCs	(1,244)	(1,701)	(4,359)	(3,195)	(4,919)	(1,799)	(1,498)	(1,643)	(3,052)	(1,272)
	Unlevered FCF	34,617	32,963	30,854	30,171	30,933	33,909	34,470	35,434	33,656	35,665
Fifth Avenue Place	NOI	17,311	21,353	26,145	25,820	25,432	23,968	26,684	26,933	26,550	25,958
	Capex and LCs	(7,428)	(9,154)	(6,158)	(2,713)	(1,769)	(5,431)	(526)	(899)	(569)	(3,067)
	Unlevered FCF	9,883	12,199	19,987	23,107	23,662	18,537	26,158	26,034	25,981	22,892
Calgary - Total	**NOI**	**$90,323**	**$94,630**	**$100,432**	**$99,162**	**$101,605**	**$99,971**	**$103,440**	**$104,841**	**$101,107**	**$102,722**
	Capex and LCs	**(20,425)**	**(15,961)**	**(12,021)**	**(7,220)**	**(7,526)**	**(10,598)**	**(4,913)**	**(3,637)**	**(13,180)**	**(7,118)**
	Unlevered FCF	**$69,899**	**$78,669**	**$88,411**	**$91,942**	**$94,078**	**$89,374**	**$98,528**	**$101,205**	**$87,927**	**$95,605**
Development											
Brookfield Place Calgary East	NOI	$23,333	$56,000	$56,584	$57,707	$57,707	$57,707	$57,707	$57,707	$57,707	$57,707
	Capex and LCs	(69,206)	(176,194)	(8,408)	0	0	0	0	0	0	0
	Unlevered FCF	(45,873)	(120,194)	48,176	57,707	57,707	57,707	57,707	57,707	57,707	57,707
Total BOX (at Ownership Share)	**NOI**	**$301,738**	**$348,271**	**$356,047**	**$360,020**	**$374,412**	**$375,364**	**$386,109**	**$387,745**	**$381,186**	**$398,285**
	Capex and LCs	**(183,465)**	**(218,653)**	**(38,791)**	**(31,613)**	**(27,914)**	**(28,546)**	**(19,722)**	**(19,327)**	**(39,198)**	**(37,762)**
	Unlevered FCF	**$118,273**	**$129,617**	**$317,255**	**$328,408**	**$346,498**	**$346,822**	**$366,388**	**$368,419**	**$341,988**	**$360,523**

Note: Unlevered FCF is defined as NOI less capex and leasing costs. BPCE capex includes $148MM development profit payment to BOPI upon stabilization of BPCE (expected 2018E)
Source: BOX Management projections (as per BOX 2017 Business Planning session), Company Disclosure, Greenhill Analysis

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